UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

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☒	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

TICC Capital Corp.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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TICC CAPITAL CORP.
8 Sound Shore Drive, Suite 255
Greenwich, Connecticut 06830

[           ], 2015

Dear Stockholder:

You are cordially invited to attend the Special Meeting of Stockholders (the “Special Meeting”) of TICC Capital Corp. (the “Company”) to be held on [           ], 2015 at [    ] a.m., Eastern Time, at the Company’s corporate headquarters located at 8 Sound Shore Drive, Suite 255, Greenwich, Connecticut 06830.

The members of TICC Management, LLC (the “Adviser”), the investment adviser to the Company, have entered into a purchase agreement with an affiliate of Benefit Street Partners L.L.C. (“BSP”), pursuant to which BSP will acquire control of the Adviser (the “Transaction”). The Transaction would result in a change in control of the Adviser, and as a result, an assignment and subsequent termination of the current investment advisory agreement, dated July 1, 2011, between the Company and the Adviser (the “Existing Advisory Agreement”) in accordance with the Investment Company Act of 1940, as amended (the “1940 Act”).

The stockholders of the Company are being asked to approve a new investment advisory agreement between the Company and the Adviser (the “New Advisory Agreement”). As described in the accompanying Proxy Statement, all material terms of the Existing Advisory Agreement and the New Advisory Agreement, including investment advisory fees, will remain unchanged. The 1940 Act requires that a new investment advisory agreement be approved by both a majority of an investment company’s “non-interested” directors and “a majority of the outstanding voting securities,” as such terms are defined under the 1940 Act. The Company’s Board of Directors, including a majority of non-interested directors, has approved the New Advisory Agreement and believes it to be in the best interests of the Company and its stockholders. If approved by the required majority of the Company’s stockholders, the New Advisory Agreement will become effective upon the closing of the Transaction, which is expected to occur as soon as practicable following the Special Meeting. This proposal is explained more fully in the attached Proxy Statement.

In addition, the Company’s stockholders are being asked to vote on the election of the four director nominees named in the accompanying Proxy Statement. At the closing of the Transaction, the Company’s two current interested directors, Jonathan H. Cohen and Charles M. Royce, would resign from the Board of Directors and would be replaced by two interested directors affiliated with BSP. As a result, upon the closing of the Transaction, the Company’s Board of Directors would consist of seven non-interested directors and two interested directors. Therefore, the Company would satisfy the 75% non-interested director requirement under Section 15(f) of the 1940 Act upon the closing of the Transaction. For additional information regarding Section 15(f) of the 1940 Act, please see the attached Proxy Statement. In addition, upon the consummation of the Transaction, the executive officers of the Company and the investment committee of the Adviser will resign and will be replaced with certain individuals affiliated with BSP.

Following the completion of the Transaction, the Company’s name will change to [    ] and the Company will continue to be a business development company, however, you will still own the same amount and type of shares in the same Company. The shares of common stock of the Company will continue to be listed on the NASDAQ Global Select Market, although the ticker symbol will change upon the change in the name of the Company to [    ]. Further details regarding the business to be conducted at the Special Meeting are more fully described in the accompanying Notice of Special Meeting and Proxy Statement.

It is important that your shares be represented at the Special Meeting. If you are unable to attend the Special Meeting in person, I urge you to complete, date and sign the enclosed proxy card and promptly return it in the envelope provided, vote your shares by telephone, or vote via the Internet. Your vote is important.

Sincerely yours,
Jonathan H. Cohen Chief Executive Officer

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Stockholders to Be Held on [           ], 2015.

Our proxy statement relating to the Special Meeting is available on the Internet at www.[        ].

The following information applicable to the Special Meeting may be found in the proxy statement and accompanying proxy card:

•	The date, time and location of the meeting;
•	A list of the matters intended to be acted on and our recommendations regarding those matters;
•	Any control/identification numbers that you need to access your proxy card; and
•	Information about attending the meeting and voting in person.

TICC CAPITAL CORP.
8 Sound Shore Drive, Suite 255
Greenwich, Connecticut 06830
(203) 983-5275

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON [           ], 2015

To the Stockholders of TICC Capital Corp.:

The Special Meeting of Stockholders (the “Special Meeting”) of TICC Capital Corp. (the “Company”) will be held at the Company’s corporate headquarters located at 8 Sound Shore Drive, Suite 255, Greenwich, Connecticut 06830 on [          ], 2015, at [    ] a.m., Eastern Time, for the following purposes:

As discussed in more detail in the enclosed Proxy Statement, the members of TICC Management, LLC (the “Adviser”), the investment adviser to the Company, have entered into a purchase agreement with an affiliate of Benefit Street Partners L.L.C. (“BSP”), pursuant to which BSP will acquire control of the Adviser (the “Transaction”). The Transaction will result in a change in control of the Adviser, and as a result, an assignment and subsequent termination of the current investment advisory agreement, dated July 1, 2011, between the Company and the Adviser (the “Existing Advisory Agreement”) in accordance with the Investment Company Act of 1940, as amended (the “1940 Act”). The stockholders of the Company are being asked to approve a new investment advisory agreement between the Company and the Adviser (the “New Advisory Agreement”) and to elect four director nominees named in the Proxy Statement.

In full, the Special Meeting of Stockholders is being held for the following purposes:

1.	To approve the New Advisory Agreement between the Company and the Adviser, to take effect upon a change of control of the Adviser in connection with the Transaction;
2.	To vote on the election of the four director nominees named in the attached Proxy Statement and in the proxy card to serve on the Board of Directors for the terms specified in the attached Proxy Statement;
3.	To approve the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies; and
4.	To transact such other business as may properly come before the Special Meeting, or any postponement or adjournment thereof.

THE BOARD OF DIRECTORS, INCLUDING THE NON-INTERESTED DIRECTORS, UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” PROPOSALS 1 AND 3 AND “FOR” EACH OF THE DIRECTOR NOMINEES DESCRIBED IN PROPOSAL 2.

Each proposal is discussed in greater detail in the enclosed Proxy Statement. You have the right to receive notice of and to vote at the Special Meeting if you were a stockholder of record at the close of business on [           ], 2015. Whether or not you expect to be present in person at the meeting, please sign the enclosed proxy and return it promptly in the self-addressed envelope provided, or submit your vote by calling toll free at the telephone number indicated on the enclosed proxy card, or submit your vote through the Internet website of our proxy tabulator at www.proxyvote.com, as indicated on the proxy card. Instructions are shown on the proxy card. In the event there are not sufficient votes for a quorum or to approve any of the foregoing proposals at the time of the Special Meeting, the Special Meeting may be adjourned in order to permit further solicitation of proxies by the Company.

By Order of the Board of Directors,

Saul B. Rosenthal
President

Greenwich, Connecticut
[           ], 2015

This is an important meeting. To ensure proper representation at the meeting, please complete, sign, date and return the proxy card in the enclosed, self-addressed envelope, vote your shares by telephone, or vote via the Internet. Even if you vote your shares prior to the Special Meeting, you still may attend the meeting and vote your shares in person.

GENERAL INFORMATION ABOUT THE SPECIAL MEETING AND VOTING

Q1:	Why did you send me this proxy statement?
A:	The Company sent you this proxy statement and the enclosed proxy card because the Board of Directors is soliciting your proxy to vote at the Special Meeting. The Special Meeting will be held at the Company’s corporate headquarters located at 8 Sound Shore Drive, Suite 255, Greenwich, Connecticut 06830 on [ ], 2015, at [ ] a.m., Eastern Time.
This proxy statement summarizes the information regarding the matters to be voted upon at the Special Meeting. However, you do not need to attend the Special Meeting to vote your shares. You may simply complete, sign, and return the enclosed proxy card, or submit your vote by calling toll free at the telephone number indicated on the enclosed proxy card, or vote your shares through the Internet, as indicated on the proxy card.
As of [ ], 2015, the date for determining stockholders entitled to vote at the Special Meeting (the “Record Date”), there were [ ] shares of the Company’s common stock outstanding. If you owned shares of our common stock at the close of business on the Record Date, you are entitled to one vote for each share of common stock you owned as of that date. The Company began mailing this proxy statement on or about [ ], 2015 to all stockholders entitled to vote their shares at the Special Meeting.
Q2:	What am I being asked to vote on?
A:	At the Special Meeting, stockholders of the Company are being asked to vote for the following proposals:
1. To approve a New Advisory Agreement between the Company and the Adviser, to take effect upon a change of control of the Adviser in connection with the Transaction;

2.

To vote on the election of the four director nominees named in the attached Proxy Statement and in the proxy card to serve on the Board of Directors for the terms specified in the attached Proxy Statement;

3. To approve the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies; and
4. To transact such other business as may properly come before the Special Meeting, or any postponement or adjournment thereof.
Q3:	What is the quorum requirement for the Special Meeting?
A:	A quorum of stockholders must be present at the Special Meeting for any business to be conducted. The presence at the Special Meeting, in person or by proxy, of the holders of a majority of the shares of common stock outstanding on the Record Date will constitute a quorum. Abstentions will be treated as shares present for quorum purposes.
If a quorum is not present at the Special Meeting, the stockholders who are represented may adjourn the Special Meeting until a quorum is present. The persons named as proxies will vote those proxies for such adjournment, unless marked to be voted against any proposal for which an adjournment is sought, to permit the further solicitation of proxies. On the Record Date, there were [ ] shares of the Company’s common stock outstanding and entitled to vote. Thus, [ ] shares must be represented by stockholders present at the Special Meeting or by proxy to have a quorum.
Q4:	What is the Transaction?
A:	As discussed in more detail in the enclosed Proxy Statement, pursuant to the Transaction, the members of the Adviser have entered into a purchase agreement with an affiliate of BSP, pursuant to which BSP will acquire control of the Adviser. This Transaction will result in a change in control of the Adviser, and as a result, an assignment and subsequent termination of the Existing Advisory Agreement between the Company and the Adviser in accordance with the 1940 Act. The stockholders of the Company are being asked to vote to approve the New Advisory Agreement between the Company and the Adviser and to elect four director nominees. As described in the Proxy Statement, all material terms of the Existing Advisory Agreement and the New Advisory Agreement, including the investment advisory fees, will remain unchanged.
Q5:	Why am I being asked to vote on the New Advisory Agreement?
A:	The consummation of the Transaction will terminate the Company’s Existing Advisory Agreement with the Adviser. Accordingly, stockholders of the Company are being asked to approve the New Advisory Agreement with the Adviser on the same terms and with the same fee structure as are currently in effect under the Existing Advisory Agreement. The Board of Directors believes that approval of the New Advisory Agreement will provide the benefits to the Company discussed below. The Board of Directors, including a majority of Non-interested Directors, has approved the New Advisory Agreement and believes it to be in the best interests of the Company and its stockholders.
Q6:	What are the benefits of the Transaction to the Company and its stockholders?
A:	In evaluating the New Advisory Agreement, the Board of Directors requested an extensive set of materials regarding BSP and its affiliates, including the Adviser.
BSP is a leading credit-focused alternative asset management firm with over $10.7 billion in assets under management, including $4.2 billion in private debt, as of June 30, 2015. BSP is an affiliate of Providence Equity Partners L.L.C. (“Providence”) and was formed in 2008 as Providence’s credit investment platform. BSP manages funds for institutions and high-net-worth investors globally across various credit funds and strategies including private debt, long-short liquid credit, long-only credit and commercial real estate debt. These strategies complement each other as they all leverage the sourcing, analytical, compliance, and operational capabilities that encompass BSP’s robust platform. BSP’s private debt strategy seeks to benefit from proprietary access to companies through an extensive, nationwide network of senior partner relationships, CEO relationships, key financial intermediaries, financial sponsors and the extensive global resources and networks of the broader Providence platform. As of June 30, 2015, BSP has 103 professionals, including 59 investment and research professionals.
BSP’s credit investing efforts are strengthened through its affiliation with Providence, a leading global private equity firm with more than $40 billion in committed investor capital. Providence was founded as a sector-focused private equity investor with expertise in global media, communications, education and information sectors. Collectively, Providence and BSP consists of more than 300 employees, including more than 115 investment professionals located across offices in Providence, New York, Houston, London, Hong Kong, New Delhi and Singapore.
Upon consummation of the Transaction, the Company will be led by the senior management team of BSP, including Thomas J. Gahan (former head of corporate and investment banking in the Americas and global head of capital markets at Deutsche Bank), Richard J. Byrne (former chief executive officer of Deutsche Bank Securities), Michael E. Paasche (former global head of leveraged finance at Deutsche Bank), and Blair Faulstich (former managing director of media and communications investment banking at Merrill Lynch). Mr. Gahan will replace Charles M. Royce as Chairman of the Board of Directors of the Company and Mr. Byrne will replace both Saul B. Rosenthal as President of the Company and Jonathan H. Cohen as Chief Executive Officer and as member of the Board of Directors of the Company. Messrs. Gahan, Paasche and Faulstich comprise the investment committee and each have over 20 years of experience in leveraged lending, mezzanine investing, high yield financing, special situations, secondary debt and general credit investing.
The Board of Directors discussed BSP's qualifications and considered its philosophy of management, historical performance, and methods of operations, and considered the following potential benefits to the Company and its stockholders:
•	The Company may benefit from the Adviser’s access to and relationships with BSP’s investment professionals which will provide the Adviser with additional resources in origination, underwriting and portfolio management. The Board of Directors also believes that the Adviser’s relationship with BSP may expand the universe of investment opportunities for the Adviser to consider. In June 2015, BSP received co-investment relief from the SEC, which will allow the Company to co-invest with other BSP affiliated funds (including Griffin-Benefit Street Partners BDC Corp. for which BSP acts as the sub-adviser) in investment opportunities generated at BSP. As a result, upon the closing of the Transaction, the Company will have immediate access to BSP originations deemed appropriate for the Company, consistent with BSP’s allocation policy and the co-investment relief from the SEC.
•	BSP anticipates that the Company’s new investment strategy would primarily focus on private debt investments. BSP aims to target investments presented by the large, persistent and compelling market opportunity that has been created by a structural supply/demand imbalance for private credit in the United States. This imbalance is driven by substantial long-term changes in the debt capital markets following the recent credit crisis.
•	The Company will benefit from BSP’s large existing teams and sophisticated infrastructure. BSP’s credit capabilities and expertise are further strengthened by Providence’s global reach.
•	BSP’s senior management team and investment committee members each have on average over 20 years of credit experience.
•	The Adviser will have access to the accounting, finance, legal and compliance resources of BSP’s larger platform, including experienced compliance personnel of BSP and its affiliates. In addition, the Adviser expects to enter into a sub-administration agreement with BDC Partners, LLC for continuity purposes.
•	The Adviser is well capitalized and is able to attract and retain personnel necessary to provide quality advisory services to the Company by being a part of a larger platform.
•	Upon consummation of the Transaction, the Adviser’s investment objective will be to generate current income and capital appreciation by investing primarily in debt investments. The Adviser will seek to achieve its investment objective by delivering superior investment performance with substantial downside protection by identifying and capturing opportunities for excess returns in the private debt and other markets. The investment strategy will focus on BSP’s private debt origination capabilities. Over the longer term, BSP believes that the Company has the potential to benefit from this revised strategy and from being part of the BSP platform, which may potentially result in:
º	increase in deal flow and the corresponding opportunity to act as a lead investor in more transactions;
º	larger capital base which may lead to a possibly lower operating expense ratio;
º	lower leverage at the Company as measured by total debt to total equity;
º	less portfolio concentration in collateral loan obligation (“CLO”) investments; and
º	increased trading multiple of the Company’s common stock relative to net asset value.
Q7:	What are the conditions of the Transaction?
A:	The consummation of the Transaction is subject to certain terms and conditions, including, among others: (i) approval of the New Advisory Agreement by the Company’s stockholders; (ii) the election to the Board of four new Non-interested Directors by the Company’s stockholders; (iii) the replacement of Jonathan H. Cohen and Charles M. Royce as members of the Board of Directors with two interested directors, Thomas J. Gahan and Richard J. Byrne, who are affiliated with BSP; (iv) the replacement of the Company’s current executive officers and the Adviser’s investment committee members with certain individuals that are affiliated with BSP; (v) the approval by the Board of Directors of the change in the Company’s name to [ ]. and (vi) the receipt of required regulatory and other approvals. If each of the terms and conditions is satisfied or waived, the parties to the Transaction anticipate that the closing will take place as soon as practicable after the Special Meeting.

Q8:	Are there any additional conditions associated with the Transaction?
A:	Yes. The Transaction is structured to comply with the conditions imposed under Section 15(f) of the 1940 Act. Section 15(f) provides that when a sale of securities or a controlling interest in an investment adviser occurs, the investment adviser or any of its affiliated persons may receive any amount or benefit in connection with the sale so long as two conditions are satisfied. These conditions are as follows:
•	First, during the three-year period following the consummation of a transaction, at least 75% of the investment company’s board of directors must not be “interested persons,” as such term is defined in the 1940 Act, of the investment adviser or predecessor adviser. The Board of Directors is expected to meet this requirement based on the four new Non-Interested Directors that are nominated for election at the Special Meeting; and
•	Second, an “unfair burden” must not be imposed on the investment company as a result of the transaction relating to the sale of such interest, or any of its applicable express or implied terms, conditions or understandings. The term “unfair burden,” as defined in the 1940 Act, includes any arrangement during the two-year period after the transaction whereby the investment adviser (or predecessor or successor adviser), or any “interested person” of such an adviser, receives or is entitled to receive any compensation, directly or indirectly, from the investment company or its stockholders (other than fees for bona fide investment advisory or other services) or from any person in connection with the purchase or sale of securities or other property to, from or on behalf of the investment company (other than bona fide ordinary compensation as principal underwriter for the investment company). The Adviser and BSP will conduct, and use their reasonable best efforts to cause their respective affiliates to conduct, relevant aspects of their respective businesses in compliance with the conditions of Section 15(f). This includes refraining from proposing any increase in the investment advisory fees paid by the Company to the Adviser.
Q9:	How will the Transaction affect the Company’s investment objectives and strategy?
A:	The Company will have a similar investment objective to generate current income and capital appreciation by investing primarily in debt investments. BSP plans to achieve this investment objective by transitioning the Company’s portfolio from syndicated loans and CLO investment vehicles to primarily focus on senior secured loans and to a lesser extent, mezzanine or subordinated debt. Senior secured loans include first and second lien and unitranche loans that rank ahead of subordinated debt of a given portfolio company. Mezzanine and subordinated debt is subordinated to senior loans and is generally unsecured. In seeking this investment objective, the Company will target a differentiated investment strategy composed of four key components:
•	differentiated sourcing of primarily private debt opportunities through BSP’s extensive proprietary networks and close relationships;
•	focusing on delivering superior risk-adjusted returns by investing in senior secured investments;
•	creative and flexible approach to structuring while optimizing investment-level risk/return profile; and
•	maintaining downside protection through world-class risk management and multidimensional diversification.
BSP expects to enter into a sub-administration agreement pursuant to which BDC Partners, LLC will provide certain financial, accounting, tax, compliance and administrative services from time to time to assist BSP in providing administrative services to the Company. Pursuant to this sub-administration agreement, BSP expects that the current members of the Adviser will continue to be accessible to BSP for continuity purposes.

Q10:	How will the Transaction affect the Company’s quarterly distribution policy?
A:	There will be no changes to the Company’s distribution policy. To the extent that the Company has income available, it intends to continue to distribute quarterly distributions to its stockholders. The amount of the Company’s distributions, if any, will be determined by its Board of Directors. Any distributions to the Company’s stockholders will be declared out of assets legally available for distribution.
Q11:	How will the Transaction affect the Company’s capital raising policy?
A:	As a business development company, the Company needs the ability to raise additional capital for investment purposes on an ongoing basis. Accordingly, the Company expects to access the capital markets from time to time to raise cash to take advantage of additional investment opportunities. The Company may offer common stock, preferred stock, debt securities or subscription rights to purchase shares of the Company’s common stock in the future. The Company intends to use the proceeds from these offerings to fund additional investments in portfolio companies consistent with its investment objective and/or general corporate purposes including repayment of the Company’s debt facilities. With BSP controlling the Adviser, BSP believes the Company will be successful in attracting a larger number of commercial bank lenders into the Company’s future credit facilities. BSP will also look for ways to optimize the existing debt facilities of the Company to be better aligned with the new investment strategy focused on private debt.
Q12:	Will the Company continue to be a publicly-traded business development company after the Transaction closes?
A:	Yes. After closing of the Transaction, the Company will continue to be a business development company and its shares of common stock will continue to be listed on the NASDAQ Global Select Market, although its ticker symbol will change upon the change in the name of the Company to [ ], as discussed herein. The Company’s stockholders will continue to own the same amount and type of shares in the same Company.
Q13:	Will the Company’s name change?
A:	Yes. In accordance with the provisions of the Maryland General Corporation Law, the Board of Directors has approved the change in the Company’s name to [ ], subject to and effective upon the closing of the Transaction.
Q14:	Will the investment advisory fees payable to the Adviser under the New Advisory Agreement increase as a result of the Transaction?
A:	No. The terms and conditions of the New Advisory Agreement will be the same with respect to all material terms and conditions of the Existing Advisory Agreement, and the investment advisory fees under the New Advisory Agreement will remain the same as the investment advisory fees under the Existing Advisory Agreement.
Q15:	How does the Board of Directors recommend that I vote with respect to the proposal to approve the New Advisory Agreement?
A:	In evaluating the New Advisory Agreement, the Board of Directors reviewed certain materials furnished separately by the Adviser, BSP and its affiliates. The Board of Directors discussed the philosophy of management, historical performance, and methods of operations, and believes the Transaction and the New Advisory Agreement are in the best interests of the Company and its stockholders. Accordingly, after careful consideration, the Board of Directors unanimously recommends that you vote “FOR” the proposal to approve the New Advisory Agreement.

Q16:	Will the Company bear the costs associated with the Transaction?
A:	No. The costs associated with the Transaction will be borne by the owners of the Adviser and BSP. BSP and the owners of the Adviser will also equally bear the costs associated with the Special Meeting.
Q17:	How do I vote by proxy and how many votes do I have?
A:	If you properly sign and date the accompanying proxy card, and the Company receives it in time for the Special Meeting, the persons named as proxies on the proxy card will vote the shares in the manner that you specified. If you sign the proxy card, but do not make specific choices, the shares represented by such proxy will be voted as recommended by the Board of Directors. You may also vote your shares by calling toll free at 1-800-690-6903 or through the Internet website of our proxy tabulator at www.proxyvote.com, as indicated on the proxy card.
If your shares are registered in the name of a bank or brokerage firm, you may be eligible to vote your shares electronically via the Internet or by telephone through our proxy tabulator, Broadridge Investor Communication Solutions, Inc. (“Broadridge”), who will coordinate proxy delivery and voting for these banks and brokerage firms. If your shares are registered in the name of a bank or brokerage firm, you will receive a copy of the Proxy Statement, either by paper or electronically, from our proxy tabulator and will have the opportunity to vote via the Internet or by telephone through our proxy tabulator.
If any other matter is presented, the shares represented by such proxy will be voted in accordance with the best judgment of the person or persons exercising authority conferred by the proxy at the Special Meeting. You have one vote for each share of common stock that you own on the Record Date. The proxy card indicates the number of shares that you owned on the Record Date.
Q18:	What does it mean if I receive more than one proxy card?
A:	If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each proxy card to ensure that all of your shares are voted.

Q19: May I revoke my proxy?

A:	Yes. You may change your mind after you send in your proxy card or authorize your shares by telephone, through the Internet website of our proxy tabulator at www.proxyvote.com, or at the Special Meeting by following these procedures. To revoke your proxy:
•	deliver a written revocation notice prior to [ ] a.m., Eastern Time, on [ ], 2015 to our proxy tabulator, TICC Capital Corp., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717;
•	indicate your revocation prior to [ ] a.m., Eastern Time, on [ ], 2015 by calling toll free at 1-800-690-6903 or through the Internet website of Broadridge at www.proxyvote.com;
•	deliver a later-dated proxy to TICC Capital Corp., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717 that is received prior to [ ] a.m., Eastern Time, on [ ], 2015;
•	submit a later-dated proxy by calling toll free at 1-800-690-6903 or through the Internet website of Broadridge at www.proxyvote.com prior to [ ] a.m., Eastern Time, on [ ], 2015; or
•	vote in person at the Special Meeting on [ ], 2015.
If you hold shares of common stock through a broker, bank or other nominee, you must follow the instructions you receive from your broker, bank or other nominee in order to revoke your voting instructions.

Q20:	How do I vote in person?
A:	If you plan to attend the Special Meeting and vote in person, we will give you a proxy card when you arrive. If your shares are held in the name of your broker, bank, or other nominee, you must bring an account statement or letter from that broker, bank, or nominee. The account statement or letter must show that you were the direct or indirect beneficial owner of the shares on [ ], 2015, the Record Date for voting. Alternatively, you may contact the person in whose name your shares are registered and obtain a proxy from that person and bring it to the Special Meeting.
Q21:	What is the difference between holding shares as a stockholder of record and as a beneficial owner?
A:	Stockholders of Record. You are a stockholder of record if at the close of business on the Record Date your shares were registered directly in your name with our transfer agent, Computershare Trust Company, N.A.
Beneficial Owner. You are a beneficial owner if at the close of business on the Record Date your shares were held by a bank, brokerage firm or other nominee and not in your name. Being a beneficial owner means that your shares are held in “street name.” As the beneficial owner, you have the right to direct your bank, brokerage firm or other nominee how to vote your shares by following the voting instructions your bank, brokerage firm or other nominee provides. If you do not provide your bank, brokerage firm or other nominee with instructions on how to vote your shares, your bank, brokerage firm or other nominee will not be able to vote your shares with respect to any of the proposals. Please see “What if I do not specify how my shares are to be voted?” for additional information.
Q22:	What will happen if I do not vote my shares?
A:	Stockholders of Record. If you are the stockholder of record of your shares and you do not vote by proxy card, via telephone or the Internet or in person at the Special Meeting, your shares will not be voted at the Special Meeting.
Beneficial Owners. If you are the beneficial owner of your shares, your broker or nominee may vote your shares only on those proposals on which it has discretion to vote. “Broker non-votes” represent votes that could have been cast on a particular matter by a brokerage firm, as a stockholder of record, but that were not cast because the brokerage firm lacked discretionary voting authority on the matter and did not receive voting instructions from the beneficial owner of the shares. Under the rules of the New York Stock Exchange (“NYSE”), your brokerage firm or other nominee does not have discretion to vote your shares on non-routine matters such as Proposals 1, 2 and 3. Accordingly, there will be no broker non-votes with respect to Proposals 1, 2 and 3.

Q23:	What is the vote required for each propsal?

Proposal	Vote Required	Broker Discretionary Voting Allowed?	Effect of Abstentions
Proposal 1 — Approval the New Advisory Agreement between the Company and the Adviser, to take effect upon a change of control of the Adviser in connection with the Transaction.	Affirmative vote of a majority of the outstanding shares of common stock entitled to vote at the Special Meeting.*	No	Abstentions will have the effect of a vote against this proposal.
Proposal 2 — Election of the four director nominees named in the attached Proxy Statement and in the proxy card to serve on the Board of Directors for the terms specified in the attached Proxy Statement.	Affirmative vote of the holders of a plurality of all the votes cast at the Special Meeting either in person or by proxy (i.e., the director nominees receiving the greatest number of votes cast for each of the director positions being voted upon).	No	Because the election of a director requires a plurality of the votes cast, abstentions will not be counted as votes cast and will have no effect on the result of the vote.
Proposal 3 — To approve the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies.	Affirmative vote of the holders of a majority of the votes cast at the Special Meeting.	No	Abstentions will have the effect of a vote against this proposal.

*	For purposes of this proposal, consistent with the 1940 Act, “a majority of the outstanding shares of common stock” is the lesser of: (i) 67% or more of our common stock present at the Special Meeting if the holders of more than 50% of our outstanding common stock are present or represented by proxy, or (ii) more than 50% of our outstanding common stock.
Since banks, brokerage firms or other nominees do not have discretion to vote on Proposals 1, 2 or 3, if you do not provide voting instructions to your bank, brokerage firm or other nominee, your shares will not be voted at the Special Meeting and will not be counted as present for purposes of meeting the quorum requirement.
Q24:	What if I do not specify how my shares are to be voted?
A:	Stockholders of Record. If you are a stockholder of record and you submit a proxy, but you do not provide voting instructions, your shares will be voted as follows:
•	Proposal 1 — FOR the approval of the New Advisory Agreement between the Company and the Adviser, to take effect upon a change of control of the Adviser in connection with the Transaction;
•	Proposal 2 — FOR the election of the four directors nominated by the Board of Directors and named in the attached Proxy Statement.
•	Proposal 3 — FOR the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies.
•	In the discretion of the named proxies regarding any other matters properly presented for a vote at the Special Meeting.

Beneficial Owners. If you are a beneficial owner and you do not provide the bank, brokerage firm or other nominee that holds your shares with voting instructions, the bank, brokerage firm or other nominee will determine if it has the discretionary authority to vote on the particular matter. Under the NYSE’s rules, banks, brokerage firms and other nominees do not have discretion to vote on non-routine matters such as Proposals 1, 2 and 3. Accordingly, if you do not provide voting instructions to your bank, brokerage firm or other nominee, your bank, brokerage firm or other nominee will not vote your shares on Proposals 1, 2 and 3 and your shares will not be counted as present for purposes of meeting the quorum requirement.
Q25:	What are abstentions and broker non-votes?
A:	An abstention represents action by a stockholder to refrain from voting “for” or “against” a proposal. “Broker non-votes” represent votes that could have been cast on a particular matter by a brokerage firm, as a stockholder of record, but that were not cast because the brokerage firm (i) lacked discretionary voting authority on the matter and did not receive voting instructions from the beneficial owner of the shares, or (ii) had discretionary voting authority but nevertheless refrained from voting on the matter. Since brokerage firms do not have discretion to vote on non-routine matters such as Proposals 1, 2 and 3 (and consequently there will be no broker non-votes with respect to Proposals 1, 2 and 3), if you do not provide voting instructions to your brokerage firm, your shares will not be voted at the Special Meeting and will not be counted as present for purposes of meeting the quorum requirement.
Q26:	Who is paying for the costs of soliciting these proxies?
A:	Except as noted above, BSP and the owners of the Adviser will equally bear the expense of the solicitation of proxies for the Special Meeting, including the cost of preparing, printing and mailing this Proxy Statement, the accompanying Notice of Special Meeting of Stockholders and the proxy card. In addition to the solicitation of proxies by the use of the mail, proxies may be solicited in person and by telephone or facsimile transmission by: (i) the directors, officers or employees of the Company or by the officers or employees of the Adviser (without special compensation therefor), or (ii) by [ ], our proxy solicitor, who has also been engaged by BSP and the Adviser to solicit proxies on our behalf at an estimated fee of $[ ], plus out-of-pocket expenses.
Q27:	How do I find out the results of the voting at the Special Meeting?
A:	Preliminary voting results will be announced at the Special Meeting. Final voting results will be published in a current report on Form 8-K within four business days from the date of the Special Meeting.
Q28:	Who should I call if I have any questions?
A:	If you have any questions about the Special Meeting, voting or your ownership of the Company’s common stock, please call us at (203) 983-5275 or send an e-mail to [ ], the Company’s [ ], at [ ].

TICC CAPITAL CORP.
8 Sound Shore Drive, Suite 255
Greenwich, Connecticut 06830
(203) 983-5275

PROXY STATEMENT
Special Meeting of Stockholders

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of TICC Capital Corp. (the “Company,” “TICC,” “we,” “us” or “our”) for use at the Company’s Special Meeting of Stockholders (the “Special Meeting”) to be held on [           ], 2015, at [    ] a.m., Eastern Time, at the Company’s corporate headquarters located at 8 Sound Shore Drive, Suite 255, Greenwich, Connecticut 06830, and at any postponements or adjournments thereof. This Proxy Statement and the accompanying proxy card are first being sent to stockholders on or about [           ], 2015. This Proxy Statement is also available on the proxy tabulator’s website at www.proxyvote.com.

We encourage you to vote your shares, either by voting in person at the Special Meeting or by granting a proxy (i.e., authorizing someone to vote your shares). If you properly sign and date the accompanying proxy card, or otherwise provide voting instructions, either via the Internet or by telephone, and the Company receives it in time for the Special Meeting, the persons named as proxies will vote the shares registered directly in your name in the manner that you specified. If you give no instructions on the proxy card, the shares covered by the proxy card will be voted FOR the election of the nominees as directors and FOR the other matters listed in the accompanying Notice of Special Meeting of Stockholders.

If your shares are registered in the name of a bank or brokerage firm, you may be eligible to vote your shares electronically via the Internet or by telephone through our proxy tabulator, Broadridge Investor Communication Solutions, Inc. (“Broadridge”), who coordinates proxy delivery and voting for these banks and brokerage firms. If your shares are registered in the name of a bank or brokerage firm, you will receive a copy of this Proxy Statement, either by paper or electronically, from Broadridge and will have the opportunity to vote via the Internet or by telephone through Broadridge.

Purpose of Meeting

At the Special Meeting, you will be asked to vote on the following proposals:

1.	To approve a new investment advisory agreement (the “New Advisory Agreement”) between the Company and TICC Management, LLC (the “Adviser”), to take effect upon a change of control of the Adviser in connection with the Transaction, as defined herein (“Proposal 1”);
2.	To vote on the election of the four director nominees named in this Proxy Statement and in the proxy card to serve on the Board of Directors for the terms specified in the attached Proxy Statement (“Proposal 2”);
3.	To approve the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies (“Proposal 3”); and
4.	To transact such other business as may properly come before the Special Meeting, or any postponement or adjournment thereof.

Record Date and Voting Securities

You may vote your shares, in person or by proxy, at the Special Meeting only if you were a stockholder of record at the close of business on [           ], 2015 (the “Record Date”). On the Record Date, there were [    ] shares of the Company’s common stock outstanding. Each share of common stock is entitled to one vote.

Quorum Required

A quorum must be present at the Special Meeting for any business to be conducted. The presence at the Special Meeting, in person or by proxy, of the holders of a majority of the shares of common stock outstanding on the Record Date will constitute a quorum. Abstentions will be treated as shares present for quorum purposes. Since banks, brokerage firms or other nominees do not have discretion to vote on non-routine matters such as Proposals 1, 2 and 3, if you do not provide voting instructions to your bank, brokerage firm or other nominee, your shares will not be voted at the Special Meeting and will not be counted as present for purposes of meeting the quorum requirement. As of the Record Date, there were [    ] shares of the Company’s common stock outstanding and entitled to vote thereon. Thus, [    ] shares must be represented by stockholders present at the Special Meeting or by proxy to have quorum

If a quorum is not present at the Special Meeting, the stockholders who are represented at the Special Meeting may adjourn the Special Meeting until a quorum is present. The persons named as proxies will vote those proxies for such adjournment, unless marked to be voted against any proposal for which an adjournment is sought, to permit the further solicitation of proxies.

Submitting Voting Instructions for Shares Held Through a Bank, Brokerage Firm or Other Nominee

If you hold your shares through a bank, brokerage firm or other nominee, you must follow the voting instructions you receive from your bank, brokerage firm or other nominee. If you hold shares through a bank, brokerage firm or other nominee and you want to vote in person at the Special Meeting, you must obtain a legal proxy from the record holder of your shares and present it at the Special Meeting. If you do not vote in person at the Special Meeting or submit voting instructions to your bank, brokerage firm or other nominee, your shares will not be voted at the Special Meeting and will not be counted as present for purposes of meeting the quorum requirement.

If your shares are registered in the name of a bank or brokerage firm, you may be eligible to vote your shares electronically via the Internet or by telephone through our proxy tabulator, Broadridge, who coordinates proxy delivery and voting for these banks and brokerage firms. If your shares are registered in the name of a bank or brokerage firm, you will receive a copy of this Proxy Statement, either by paper or electronically, from Broadridge and will have the opportunity to vote via the Internet or by telephone through Broadridge.

Authorizing a Proxy for Shares Held in Your Name

If you are a record holder of shares of common stock, you may authorize a proxy to vote on your behalf, as described on the enclosed proxy card. Authorizing your proxy will not limit your right to vote in person at the Special Meeting. A properly completed and submitted proxy will be voted in accordance with your instructions, unless you subsequently revoke your instructions. If you authorize a proxy without indicating your voting instructions, the proxy holder will vote your shares according to the Board of Directors’s recommendations. You may return the enclosed proxy card by mail in the enclosed, self-addressed envelope, or you may vote your shares by calling toll free at 1-800-690-6903 or through the Internet website of our proxy tabulator at www.proxyvote.com, as indicated on the proxy card.

Revoking Your Proxy

If you are a stockholder of record, you can revoke your proxy at any time before it is exercised by:

•	deliver a written revocation notice prior to [ ] a.m., Eastern Time, on [ ], 2015 to our proxy tabulator, TICC Capital Corp., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717;
•	indicate your revocation prior to [ ] a.m., Eastern Time, on [ ], 2015 by calling toll free at 1-800-690-6903 or through the Internet website of Broadridge at www.proxyvote.com;
•	deliver a later-dated proxy to TICC Capital Corp., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717 that is received prior to [ ] a.m., Eastern Time, on [ ], 2015;
•	submit a later-dated proxy by calling toll free at 1-800-690-6903 or through the Internet website of Broadridge at www.proxyvote.com prior to [ ] a.m., Eastern Time, on [ ], 2015; or
•	vote in person at the Special Meeting on [ ], 2015.

If you hold shares of common stock through a broker, bank or other nominee, you must follow the instructions you receive from your broker, bank or other nominee in order to revoke your voting instructions. Attending the Special Meeting does not revoke your proxy unless you also vote in person at the Special Meeting.

Vote Required

Approval of the New Advisory Agreement.  Approval of the New Advisory Agreement requires the affirmative vote of “a majority of outstanding voting securities” entitled to vote at the Special Meeting, as defined under the Investment Company Act of 1940, as amended (the “1940 Act”). Since the Company’s only voting securities are common stock, consistent with the 1940 Act, the affirmative vote of a majority of the outstanding shares of common stock entitled to vote at the Special Meeting is required to approve the New Advisory Agreement. For purposes of approval of the New Advisory Agreement, “a majority of outstanding shares of common stock” is the lesser of: (i) 67% or more of the shares of common stock present at the Special Meeting if the holders of more than 50% of the outstanding common stock are present or represented by proxy; or (ii) more than 50% of our outstanding shares of common stock as of the Record Date. Abstentions will have the effect of a vote against the New Advisory Agreement. Since banks, brokerage firms or other nominees do not have discretion to vote on non-routine matters such as the approval of the New Advisory Agreement, if you do not provide voting instructions to your bank, brokerage firm or other nominee, your shares will not be voted at the Special Meeting and will not be counted as present for purposes of meeting the quorum requirement.

Election of Directors.  The election of a director requires a plurality of all the votes cast either in person or by proxy at the Special Meeting (i.e., the director nominees receiving the greatest number of votes cast for each of the director positions being voted upon). Each share entitled to vote may be voted for as many persons as there are directors to be elected. However, stockholders may not cumulate their votes. If you vote “Withhold Authority” with respect to a director nominee, your shares will not be voted with respect to the person indicated. Because directors are elected by a plurality of all votes cast, abstentions will have no effect on the election of directors.

Adjournment of Special Meeting.  Approval of the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies, requires the affirmative vote of the holders of a majority of the votes cast at the Special Meeting. Abstentions will have the effect of a vote against this proposal.

Additional Solicitation.  If there are not enough votes to approve the New Advisory Agreement or to elect the director nominees, a majority of the stockholders who are represented may adjourn the Special Meeting to permit the further solicitation of proxies. The persons named as proxies will vote those proxies for such adjournment, unless marked to be voted against the proposal for which an adjournment is sought, to permit the further solicitation of proxies.

Also, a stockholder vote may be taken on the election of directors or to approve the New Advisory Agreement prior to any such adjournment if there are sufficient votes for approval of such election of directors or the New Advisory Agreement.

Information Regarding This Solicitation

BSP and the owners of the Adviser will equally bear the expense of the solicitation of proxies for the Special Meeting, including the cost of preparing, printing and mailing this Proxy Statement, the accompanying Notice of Special Meeting of Stockholders, and proxy card. We have requested that banks, brokerage firms and other nominees holding shares in their names, or in the name of their nominees, which are beneficially owned by others, forward the proxy materials to, and obtain proxies from, such beneficial owners. BSP and the Adviser will reimburse such persons for their reasonable expenses in so doing.

In addition to the solicitation of proxies by the use of the mail, proxies may be solicited in person and/or by telephone or facsimile transmission by directors, officers or employees of the Company and/or officers or employees of the Adviser. The Adviser and BDC Partners, LLC (“BDC Partners”), the Company’s administrator, are both located at 8 Sound Shore Drive, Suite 255, Greenwich, CT 06830. No additional compensation will be paid to directors, officers or regular employees of the Company, the Adviser or BDC Partners for such services. BSP and the Adviser have also retained [    ] to assist in the solicitation of proxies for a fee of approximately $[    ] plus reimbursement of certain out of pocket expenses.

Any proxy given pursuant to this solicitation may be revoked by notice from the person giving the proxy at any time before it is exercised. Any such notice of revocation should be provided in writing and signed by the stockholder in the same manner as the proxy being revoked and delivered to the Company’s proxy tabulator, TICC Capital Corp., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717 prior to [    ] a.m., Eastern Time, on [           ], 2015, or submitted by calling toll free at 1-800-690-6903 or through the Internet website of our proxy tabulator at www.proxyvote.com, prior to [    ] a.m., Eastern Time, on [           ], 2015.

Preliminary voting results will be announced at the Special Meeting. Final voting results will be published in a current report on Form 8-K within four business days from the date of the Special Meeting.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of the Record Date, the beneficial ownership of each current director, the director nominees, the Company’s executive officers, each person known to us to beneficially own 5% or more of the outstanding shares of our common stock, and the executive officers and directors as a group.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (“SEC”) and includes voting or investment power with respect to the securities. Ownership information for those persons who beneficially own 5% or more of our shares of common stock is based upon Schedule 13G filings by such persons with the SEC and other information obtained from such persons, if available.

Unless otherwise indicated, the Company believes that each beneficial owner set forth in the table has sole voting and investment power and has the same address as the Company. The Company’s current address is 8 Sound Shore Drive, Suite 255, Greenwich, Connecticut 06830.

Name and Address of Beneficial Owner	Number of Shares Owned Beneficially(1)	Percentage of Class(2)
Interested Directors
Jonathan H. Cohen(3)	310,337	*
Charles M. Royce(4)	525,321	*
Independent Directors
Steven P. Novak	14,474	*
G. Peter O’Brien	66,510	*
Tonia L. Pankopf	13,182	*
Interested Director Appointees
Thomas J. Gahan
Richard J. Byrne
Independent Director Nominees
Lee S. Hillman
Gary Katcher
Ronald J. Kramer
Dennis M. Schaney

Name and Address of Beneficial Owner	Number of Shares Owned Beneficially(1)	Percentage of Class(2)
Current Executive Officers
Saul B. Rosenthal(3)	107,547	*
Patrick F. Conroy	54,984	*
Gerald Cummins
Incoming Executive Officers
Bryan R. Martoken
Alexander H. McMillan
Executive officers and directors as a group	1,092,355	1.8%

*	Represents less than one percent.
(1)	Beneficial ownership has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Assumes no other purchases or sales of our common stock since the information most recently available to us. This assumption has been made under the rules and regulations of the SEC and does not reflect any knowledge that we have with regard to the present intent of the beneficial owners of our common stock listed in this table.
(2)	Based on a total of [ ] shares of the Company’s common stock issued and outstanding on the Record Date.
(3)	Includes 337 shares held by BDC Partners, which may be deemed to be beneficially owned by Messrs. Cohen and Rosenthal by virtue of their ownership interests therein.
(4)	Mr. Royce may be deemed to beneficially own 358,416 shares held by Royce Family Investments, LLC and 51,344 shares held by Royce Family Fund, Inc. Mr. Royce disclaims beneficial ownership of any shares directly held by Royce Family Fund, Inc. The address for both of these entities is 745 Fifth Avenue, New York, New York 10151.

Set forth below is the dollar range of equity securities beneficially owned by each of our directors as of the Record Date.

Name of Director	Dollar Range of Equity Securities Beneficially Owned(1)(2)
Interested Directors
Jonathan H. Cohen	Over $100,000
Charles M. Royce	Over $100,000
Independent Directors
Steven P. Novak	$50,001 – $100,000
G. Peter O’Brien	Over $100,000
Tonia L. Pankopf	$50,001 – $100,000
Interested Director Appointees
Thomas J. Gahan
Richard J. Byrne
Independent Director Nominees
Lee S. Hillman
Gary Katcher
Ronald J. Kramer
Dennis M. Schaney

(1)	The dollar ranges are: None, $1 – $10,000, $10,001 – $50,000, $50,001 – $100,000, or Over $100,000.
(2)	The dollar range of equity securities beneficially owned in us is based on the closing price for our common stock of $[ ] on the Record Date on the NASDAQ Global Select Market. Beneficial ownership has been determined in accordance with Rule 16a-1(a)(2) of the Exchange Act.

PROPOSAL 1

TO APPROVE A NEW ADVISORY AGREEMENT BETWEEN THE COMPANY AND THE
ADVISER, TO TAKE EFFECT UPON A CHANGE OF CONTROL OF THE ADVISER IN
CONNECTION WITH THE TRANSACTION

Background

The Adviser currently provides investment advisory services to the Company pursuant to the current investment advisory agreement, dated July 1, 2011, between the Company and the Adviser (the “Existing Advisory Agreement”). The Existing Advisory Agreement was last approved by the Board of Directors, including a majority of directors who are not “interested persons,” as such term is defined under the 1940 Act (the “Non-interested Directors”), on April 27, 2015. The Existing Advisory Agreement was last approved by a vote of the stockholders of the Company on June 7, 2011.

BDC Partners, LLC, (which is jointly owned by Jonathan H. Cohen and Saul B. Rosenthal), Charles M. Royce and the Royce Family Fund, Inc., the sole owners of all of the issued and outstanding limited liability membership interests of the Adviser have entered into a purchase agreement with BSP Acquisition I, LLC, an affiliate of Benefit Street Partners L.L.C. (“BSP”), pursuant to which BSP will acquire control of the Adviser (the “Transaction”). As a result of the expected change of control of the Adviser resulting from the Transaction, an assignment of the Existing Advisory Agreement under the 1940 Act is expected to occur. This assignment will terminate the Existing Advisory Agreement in accordance with its terms as required by Section 15 of the 1940 Act.

In order for the Adviser to continue to serve as the investment adviser to the Company upon the closing of the Transaction, the stockholders of the Company must approve the New Advisory Agreement. The 1940 Act requires that a new investment advisory agreement be approved by both a majority of a company’s Non-interested Directors and “a majority of its outstanding voting securities,” as such term is defined under the 1940 Act. At an in-person meeting on July 30, 2015, the Board of Directors (including a majority of the Non-interested Directors) approved the New Advisory Agreement and voted unanimously to recommend that the Company’s stockholders approve the New Advisory Agreement.

If approved by the stockholders of the Company, the New Advisory Agreement will be executed on behalf of the Company and become effective upon the closing of the Transaction. The closing of the Transaction is conditioned on, among other things: (i) approval of the New Advisory Agreement by the Company’s stockholders; (ii) the election to the Board of Directors of four new Non-interested Directors by the Company’s stockholders; (iii) the replacement of Jonathan H. Cohen and Charles M. Royce as members of the Board of Directors with two interested directors, Thomas J. Gahan and Richard J. Byrne, who are affiliated with BSP; (iv) the replacement of the Company’s current executive officers and the Adviser’s investment committee members with certain individuals that are affiliated with BSP; (v) the approval by the Board of Directors of the change in the Company’s name to [    ] and (vi) the receipt of required regulatory and other approvals. If each of the terms and conditions is satisfied or waived, the parties to the Transaction anticipate that the closing will take place as soon as practicable after the Special Meeting.

The stockholders of the Company are being asked to approve the New Advisory Agreement between the Company and the Adviser. The terms and conditions of the New Advisory Agreement will be identical with respect to all material terms and conditions of the Existing Advisory Agreement, and the investment advisory fees under the New Advisory Agreement will remain the same as the investment advisory fees under the Existing Advisory Agreement. Any changes between the terms of the New Advisory Agreement and the Existing Advisory Agreement are discussed below. The Board of Directors believes the approval of the New Advisory Agreement will provide continuity of advisory services to the Company by the Adviser, and believes it to be in the best interests of the Company and its stockholders.

The Company’s Board has increased the size of the Board of Directors to nine members and has recommended that the Company’s stockholders vote to elect the four Non-interested Director nominees described in Proposal 2. In addition, if Proposals 1 and 2 are approved by the Company’s stockholders, the Company’s two current interested directors, Jonathan H. Cohen and Charles M. Royce, will resign from the Board of Directors and will be replaced by two interested directors, Thomas J. Gahan and Richard J. Byrne, who are affiliated with BSP. In addition, following the closing of the Transaction, Mr. Gahan, as well as

Mr. Paasche, a Senior Managing Director of BSP, and Mr. Faulstich, the Head of Originations of BSP, each with over 20 years of experience in the financial services industry, will replace the current members of the Adviser’s investment committee and all of the Company’s executive officers will be replaced by executive officers that are affiliated with BSP, as further discussed below. See “— Information Regarding the New Executive Officers and Members of the Adviser’s Investment Committee” for further details. As discussed below under “— Administration Agreements,” upon the closing of the Transaction, the current amended and restated administration agreement between the Company and BDC Partners, dated April 24, 2012 (the “Existing Administration Agreement”), will be terminated and the Company will enter into a new administration agreement (the “New Administration Agreement,” and together with the Existing Administration Agreement, the “Administration Agreements”) with BSP or an affiliate thereof (the “New Administrator”) on substantially the same terms and conditions as the Existing Administration Agreement.

The Company will have a similar investment objective to generate current income and capital appreciation by investing primarily in debt investments. BSP plans to achieve this investment objective by transitioning the Company’s portfolio from syndicated loans and CLO investment vehicles to primarily focus on senior secured loans and to a lesser extent, mezzanine or subordinated debt. Senior secured loans include first and second lien and unitranche loans that rank ahead of subordinated debt of a given portfolio company. Mezzanine and subordinated debt is subordinated to senior loans and is generally unsecured. In seeking this investment objective, the Company will target a differentiated investment strategy composed of four key components:

•	differentiated sourcing of primarily private debt opportunities through BSP’s extensive proprietary networks and close relationships;
•	focusing on delivering superior risk-adjusted returns by investing in senior secured investments;
•	creative and flexible approach to structuring while optimizing investment-level risk/return profile; and
•	maintaining downside protection through world-class risk management and multidimensional diversification.

BSP expects to enter into a sub-administration agreement pursuant to which BDC Partners, LLC will provide certain financial, accounting, tax, compliance and administrative services from time to time to assist BSP in providing administrative services to the Company. Pursuant to this sub-administration agreement, BSP expects that the current members of the Adviser will continue to be accessible to BSP for continuity purposes.

There will be no changes to the Company’s distribution policy. To the extent that the Company has income available, it intends to continue to distribute quarterly distributions to its stockholders. The amount of the Company’s distributions, if any, will be determined by its Board. Any distributions to the Company’s stockholders will be declared out of assets legally available for distribution.

As a business development company, the Company needs the ability to raise additional capital for investment purposes on an ongoing basis. Accordingly, the Company expects to access the capital markets from time to time in the future to raise cash to take advantage of additional investment opportunities. The Company may offer common stock, preferred stock, debt securities or subscription rights to purchase shares of the Company’s common stock in the future. The Company intends to use the proceeds from these offerings to fund additional investments in portfolio companies consistent with its investment objective and/or general corporate purposes including repayment of the Company’s debt facilities. With BSP controlling the Adviser, BSP believes the Company will be successful in attracting a larger number of commercial bank lenders into the Company’s future credit facilities. BSP will also look for ways to optimize the existing debt facilities of the Company to be better aligned with the new investment strategy focused on private debt.

Following the completion of the Transaction, the Company’s name will change to [    ], however, you will still own the same amount and type of shares in the same Company. The shares of the Company will continue to be listed on the NASDAQ Global Select Market, although the ticker symbol will change upon the change in the name of the Company to [    ].

The Company will not bear the costs associated with the Transaction. These costs will be borne by the Adviser and BSP. BSP and the Adviser will also equally bear the costs associated with the Special Meeting.

Benefits of the Transaction

In evaluating the New Advisory Agreement, the Board of Directors requested an extensive set of materials regarding BSP and its affiliates, including the Adviser.

BSP is a leading credit-focused alternative asset management firm with over $10.7 billion in assets under management, including $4.2 billion in private debt, as of June 30, 2015. BSP is an affiliate of Providence Equity Partners L.L.C. (“Providence”) and was formed in 2008 as Providence’s credit investment platform. BSP manages funds for institutions and high-net-worth investors globally across various credit funds and strategies including private debt, long-short liquid credit, long-only credit and commercial real estate debt. These strategies complement each other as they all leverage the sourcing, analytical, compliance, and operational capabilities that encompass BSP’s robust platform. BSP’s private debt strategy seeks to benefit from proprietary access to companies through an extensive, nationwide network of senior partner relationships, CEO relationships, key financial intermediaries, financial sponsors and the extensive global resources and networks of the broader Providence platform. As of June 30, 2015, BSP has 103 professionals, including 59 investment and research professionals.

BSP’s credit investing efforts are strengthened through its affiliation with Providence, a leading global private equity firm with more than $40 billion in committed investor capital. Providence was founded as a sector-focused private equity investor with expertise in global media, communications, education and information sectors. Collectively, Providence and BSP consists of more than 300 employees, including more than 115 investment professionals located across offices in Providence, New York, Houston, London, Hong Kong, New Delhi and Singapore.

Upon consummation of the Transaction, the Company will be led by the senior management team of BSP, including Thomas J. Gahan (former head of corporate and investment banking in the Americas and global head of capital markets at Deutsche Bank), Richard J. Byrne (former chief executive officer of Deutsche Bank Securities), Michael E. Paasche (former global head of leveraged finance at Deutsche Bank), and Blair Faulstich (former managing director of media and communications investment banking at Merrill Lynch). Mr. Gahan will replace Charles M. Royce as Chairman of the Board of Directors of the Company and Mr. Byrne will replace both Saul B. Rosenthal as President of the Company and Jonathan H. Cohen as Chief Executive Officer and as member of the Board of Directors of the Company. Messrs. Gahan, Paasche and Faulstich comprise the investment committee and each have over 20 years of experience in leveraged lending, mezzanine investing, high yield financing, special situations, secondary debt and general credit investing.

The Board of Directors discussed BSP's qualifications and considered its philosophy of management, historical performance, and methods of operations, and considered the following potential benefits to the Company and its stockholders:

•	The Company may benefit from the Adviser’s access to and relationships with BSP’s investment professionals which will provide the Adviser with additional resources in origination, underwriting and portfolio management. The Board of Directors also believes that the Adviser’s relationship with BSP may expand the universe of investment opportunities for the Adviser to consider. In June 2015, BSP received co-investment relief from the SEC, which will allow the Company to co-invest with other BSP affiliated funds (including Griffin-Benefit Street Partners BDC Corp. for which BSP acts as the sub-adviser) in investment opportunities generated at BSP. As a result, upon the closing of the Transaction, the Company will have immediate access to BSP originations deemed appropriate for the Company, consistent with BSP’s allocation policy and the co-investment relief from the SEC.

•	BSP anticipates that the Company’s new investment strategy would primarily focus on private debt investments. BSP aims to target investments presented by the large, persistent and compelling market opportunity that has been created by a structural supply/demand imbalance for private credit in the United States. This imbalance is driven by substantial long-term changes in the debt capital markets following the recent credit crisis.
•	The Company will benefit from BSP’s large existing teams and sophisticated infrastructure. BSP’s credit capabilities and expertise are further strengthened by Providence’s global reach.
•	BSP’s senior management team and investment committee members each have on average over 20 years of credit experience.
•	The Adviser will have access to the accounting, finance, legal and compliance resources of BSP’s larger platform, including experienced compliance personnel of BSP and its affiliates. In addition, the Adviser expects to enter into a sub-administration agreement with BDC Partners for continuity purposes.
•	The Adviser is well capitalized and is able to attract and retain personnel necessary to provide quality advisory services to the Company by being a part of a larger platform.
•	Upon consummation of the Transaction, the Adviser’s investment objective will be to generate current income and capital appreciation by investing primarily in debt investments. The Adviser will seek to achieve its investment objective by delivering superior investment performance with substantial downside protection by identifying and capturing opportunities for excess returns in the private debt and other markets. The investment strategy will focus on BSP’s private debt origination capabilities. Over the longer term, BSP believes that the Company has the potential to benefit from this revised strategy and from being part of the BSP platform, which may potentially result in:
º	Increase in deal flow and the corresponding opportunity to act as a lead investor in more transactions;
º	Larger capital base which may lead to a possibly lower operating expense ratio;
º	Lower leverage at the Company as measured by total debt to total equity;
º	Less portfolio concentration in collateral loan obligation (“CLO”) investments; and
º	Increased trading multiple of the Company’s common stock relative to net asset value.

Additional Considerations under the 1940 Act

The Transaction is structured to comply with the conditions imposed under Section 15(f) of the 1940 Act. Section 15(f) provides that when a sale of securities or a controlling interest in an investment adviser occurs, the investment adviser or any of its affiliated persons may receive any amount or benefit in connection with the sale so long as two conditions are satisfied. These conditions are as follows:

•	First, during the three-year period following the consummation of a transaction, at least 75% of the investment company’s board of directors must not be “interested persons,” as such term is defined in the 1940 Act, of the investment adviser or predecessor adviser. The Board of Directors is expected to meet this requirement based on the four new Non-Interested Directors that are nominated for election at the Special Meeting; and
•	Second, an “unfair burden” must not be imposed on the investment company as a result of the transaction relating to the sale of such interest, or any of its applicable express or implied terms, conditions or understandings. The term “unfair burden,” as defined in the 1940 Act, includes any arrangement during the two-year period after the transaction whereby the investment adviser (or predecessor or successor adviser), or any “interested person” of such an adviser, receives or is entitled to receive any compensation, directly or indirectly, from the investment company or its stockholders (other than fees for bona fide investment advisory or other services) or from any person in connection with the purchase or sale of securities or other property to, from or on behalf of the investment company (other than bona fide ordinary compensation as principal underwriter for the investment company). The Adviser and BSP will conduct, and use their reasonable best efforts to cause their respective affiliates to conduct, relevant aspects of their respective businesses in compliance with the conditions of Section 15(f). This includes refraining from proposing any increase in the investment advisory fees paid by the Company to the Adviser.

Summary of the Terms of the Existing Advisory Agreement and New Advisory Agreement

A copy of the New Advisory Agreement is attached to this Proxy Statement as Appendix A. The following description of the terms of the New Advisory Agreement is only a summary. You should refer to Appendix A for the New Advisory Agreement, and the description of the New Advisory Agreement set forth in this Proxy Statement is qualified in its entirety by reference to Appendix A.

The Adviser has served as investment adviser to the Company since the commencement of the Company’s operations in 2003, pursuant to the terms of the Existing Advisory Agreement as amended from time to time. If approved by the stockholders at the Special Meeting, the Adviser will continue to provide services pursuant to the terms of the New Advisory Agreement. The terms and conditions of the New Advisory Agreement are identical in all material respects to the Existing Advisory Agreement. Following approval by the stockholders of the Company in the manner required by the 1940 Act, the New Advisory Agreement will be entered into immediately following the closing of the Transaction. The New Advisory Agreement will remain in effect for a period of two (2) years from the date it is signed, unless sooner terminated. After the initial two-year period, continuation of the New Advisory Agreement from year-to-year is subject to annual approval by the Board of Directors, including at least a majority of the Non-interested Directors.

Advisory and Other Services.  Under the terms of the Existing Advisory Agreement and the New Advisory Agreement (collectively, the “Advisory Agreements”), subject to the supervision of the Board of Directors, the Adviser manages the Company’s day-to-day operations of, and provides investment advisory services to the Company, in each case in accordance with the Company’s investment objectives, policies and restrictions. The Adviser’s responsibilities have included and will include: (i) the determination of the composition of the Company’s portfolio, the nature and timing of the changes of the Company’s portfolio and the manner of implementing such changes; (ii) identifying, evaluating and negotiating the structure of the investments the Company makes; (iii) closing, monitoring and servicing the investments the Company makes; and (iv) determining which securities and other assets the Company will purchase, retain or sell; and (v) providing the Company with such other investment advisory, research and related services as the Company may, from time to time, reasonably require for the investment of its funds. The Adviser’s services under the Advisory Agreements are and will be non-exclusive, and the Adviser is and will be free to furnish similar services to other entities as long as its services to the Company are not impaired.

Management Fees.  The management fees under the New Advisory Agreement will be calculated in a manner identical to that of the Existing Advisory Agreement. For services provided by Adviser under the Advisory Agreements, the Company pays and will pay the Adviser a management fee consisting of two components, a base management fee and an incentive fee. The base management fee (the “Base Fee”) is and will be calculated at an annual rate of 2.00% of the Company’s gross assets. For services rendered under the Advisory Agreements, the Base Fee is and will be payable quarterly in arrears, and is and will be calculated based on the average value of the Company’s gross assets at the end of the two most recently completed calendar quarters, and appropriately adjusted for any equity or debt capital raises, repurchases or redemptions during the current calendar quarter. The Base Fee for any partial quarter will be appropriately prorated.

The incentive fee has two parts. The first part is and will be calculated and payable quarterly in arrears based on the Company’s “Pre-Incentive Fee Net Investment Income” for the immediately preceding calendar quarter. For this purpose, “Pre-Incentive Fee Net Investment Income” means interest income, dividend income and any other income earned by the Company (which includes any consulting or other fees that the Company receives from portfolio companies, but does not include any net realized capital gains) accrued during the calendar quarter minus the Company’s operating expenses for the quarter (including the Base Fee and any interest expense and dividends paid on any issued and outstanding preferred stock, but excluding the incentive fee). Pre-Incentive Fee Net Investment Income includes, in the case of investments with a deferred interest feature (such as original issue discount, debt instruments with payment-in-kind (“PIK”) interest and zero coupon securities), accrued income that the Company has not yet received in cash. Pre-Incentive Fee Net Investment Income, expressed as a rate of return on the value of the Company’s net assets at the end of the immediately preceding calendar quarter, is compared to one-fourth of an annual “hurdle rate.”

For each year commencing on or after January 1, 2005, the annual hurdle rate has been determined as of the immediately preceding December 31st by adding 5.0% to the interest rate then payable on the most recently issued five-year U.S. Treasury Notes, up to a maximum annual hurdle rate of 10.0%. The annual hurdle rate for the 2014 and 2013 calendar years was 6.75% and 5.72%, respectively. The current hurdle rate for the 2015 calendar year, calculated as of December 31, 2014, is 6.65%. The Company’s net investment income used to calculate this part of the incentive fee also is and will be included in the amount of the Company’s gross assets used to calculate the 2% base management fee to the extent such income is not distributed to shareholders. In addition, in the event the Company recognizes PIK loan interest in excess of its available capital, the Company may be required to liquidate assets in order to pay a portion of the incentive fee. The Adviser, however, is not and will not be required to reimburse the Company for the portion of any fees attributable to accrued deferred loan interest in the event of a default by the obligor. The operation of the incentive fee with respect to the Company’s Pre-Incentive Fee Net Investment Income for each quarter is as follows:

•	no incentive fee is and will be payable to the Adviser in any calendar quarter in which the Company’s Pre-Incentive Fee Net Investment Income does not exceed one fourth of the annual hurdle rate (currently 6.65% for the 2015 calendar year).
•	20% of the amount of the Company’s Pre-Incentive Fee Net Investment Income, if any, that exceeds one-fourth of the annual hurdle rate in any calendar quarter (currently 6.65% for the 2015 calendar year) in any calendar quarter is and will be payable to the Adviser (i.e., once the hurdle rate is reached, 20% of all Pre-Incentive Fee Net Investment Income thereafter is and will be paid to the Adviser).

For example, for the quarter ended March 31, 2015, pre-incentive fee net investment income of $10.2 million exceeded the hurdle of $8.7 million (based upon net assets of $520.8 million at December 31, 2014 and the quarterly hurdle rate of approximately 1.7%). The incentive fee rate of 20% resulted in an incentive fee of approximately $300,000 for the quarter.

The second part of the incentive fee is and will be determined and payable in arrears as of the end of each calendar year (or upon termination of the Advisory Agreements, as of the termination date), and equals 20% of the Company’s “Incentive Fee Capital Gains,” which consist of the Company’s realized capital gains for each calendar year, computed net of all realized capital losses and unrealized capital depreciation for that calendar year. For accounting purposes only, in order to reflect the theoretical capital gains incentive fee that would be payable for a given period as if all unrealized gains were realized, the Company will accrue a capital gains incentive fee based upon realized capital gains and losses during the current calendar year through the end of the period, plus any unrealized capital appreciation and depreciation as of the end of the period. It should be noted that a fee so calculated and accrued would not necessarily be payable under the Advisory Agreements, and may never be paid based upon the computation of capital gains incentive fees in subsequent periods. Amounts paid under the Advisory Agreements will be consistent with the formula reflected in the Advisory Agreements.

During the fiscal year ended December 31, 2014, the Company paid to the Adviser approximately $21.2 in base management fees and $5.6 million in incentive fees.

Expenses.  Under the New Advisory Agreement, similar to the Existing Advisory Agreement, all personnel of the Adviser or BSP, when and to the extent engaged in providing investment advisory services, and the compensation and expenses of such personnel allocable to such services, will be provided and paid for by the Adviser or by BSP, and not by the Company. The Company is and will be responsible for all other costs and expenses of its operations and transactions, including (without limitation) those relating to: organization and offering; calculating the Company’s net asset value; effecting sales and repurchases of shares of the Company’s common stock and other securities; investment advisory fees; fees payable to third parties relating to, or associated with, making investments (in each case subject to approval by the Company’s Board of Directors); transfer agent and custodial fees; federal and state registration fees; any exchange listing fees; federal, state and local taxes; Non-Interested Directors’ fees and expenses; costs of proxy statements, stockholders’ reports and notices; fidelity bond, directors and officers/errors and omissions liability insurance and other insurance premiums; and direct costs such as printing, mailing, long distance telephone, staff, independent audits and outside legal costs and all other expenses incurred by the Company or its administrator in connection with administering the Company’s business, including payments under the Administration Agreements that is based upon the Company’s allocable portion of overhead incurred by the Company’s administrator in performing its obligations under the Administration Agreements, including. All of these expenses are ultimately borne by the Company’s common stockholders.

Term, Continuance and Termination.  The Advisory Agreements provide that the Advisory Agreements will remain in force for two years from the date on which they first become effective, and thereafter from year to year, subject to approval by the Board of Directors or a vote of a majority of the outstanding voting securities of the Company and by approval of a majority of the Non-interested Directors. The Advisory Agreements may be terminated at any time, without the payment of any penalty, by the action of the Board of Directors or by a vote of a majority of the Company’s outstanding voting securities, on 60 days’ written notice to the Adviser, or by the Adviser at any time, without the payment of any penalty, on 60 days’ written notice to the Company.

Indemnification.  The Advisory Agreements provide that, absent willful misfeasance, bad faith or gross negligence in the performance of their respective duties or by reason of the reckless disregard of their respective duties and obligations, the Adviser and its officers, managers, agents, employees, controlling persons, members and any other person or entity affiliated with it are entitled to indemnification from the Company for any damages, liabilities, costs and expenses (including reasonable attorneys’ fees and amounts reasonably paid in settlement) arising from the rendering of the Adviser’s services under the Advisory Agreements or otherwise as an investment adviser of the Company.

Board Consideration of the Approval of the New Advisory Agreement

On July 13, 2015, July 17, 2015, July 28, 2015 and July 30, 2015, the Board of Directors, including a majority of Non-interested Directors, met and discussed the Transaction and its possible effects on the Company, and evaluated the New Advisory Agreement. Senior officers of the Adviser and BSP were present to answer questions from the Board of Directors. The Board of Directors, including a majority of Non-interested Directors, approved the New Advisory Agreement on July 30, 2015.

In evaluating the New Advisory Agreement, the Board of Directors reviewed certain materials furnished separately by the Adviser, BSP and their affiliates relevant to its decision. Those materials included information regarding the Adviser and BSP and their affiliates, their personnel, operations and financial conditions. Representatives of the Adviser and BSP discussed with the Board of Directors the Adviser’s and BSP’s philosophy of management, historical performance and methods of operation insofar as they related to the Company, and indicated their belief that, as a consequence of the Transaction, the operations of the Adviser and its ability to provide advisory services to the Company would not be adversely affected and would likely be enhanced by the resources of BSP. The Board of Directors considered the potential benefits to stockholders and terms of the Transaction, including, among other things, the changes in the governance structure of the Adviser and the Company; the strategic plans for the Adviser and the Company; the operation of the Company; the nature, extent and quality or level of services to be provided to the Company; key personnel that are expected to service the Company and/or the Board of Directors and the compensations or incentive arrangements to retain such personnel; the Adviser’s new ownership and capital structure; the additional regulatory requirements applicable to the Adviser or the Company’s operations as a result of the Transaction, if any; the Company’s fees and expenses; and such other factors as the Board of Directors and the Non-interested Directors deemed relevant to their decision.

In approving the New Advisory Agreement, the Board of Directors, including all of the Non-interested Directors, considered the following matters and reached the following conclusions:

•	Nature, Extent and Quality of Investment Advisory Services. The Board of Directors, including the Non-interested Directors, considered the nature, extent and quality of the investment advisory services to be provided by the Adviser to the Company after the closing of the Transaction. The Board of Directors reviewed the expected resources of the Adviser and the composition, education and experience of BSP’s investment professionals. The Board of Directors also considered that the Adviser expects to enter into a sub-administration agreement with BDC Partners for continuity purposes. They concluded that the nature, quality and extent of the services to be provided to the Company by the Adviser after the closing of the Transaction are appropriate and that the Company is likely to benefit from the provision of these services. They also concluded that BSP will provide the Adviser with sufficient personnel, with the appropriate education and experience, to serve the Company effectively and BSP had demonstrated its continuing ability to attract and retain well-qualified personnel.
•	Investment Performance. The Board of Directors reviewed BSP’s historical investment performance and compared BSP’s prior performance with the performance of comparable investment companies. The Board of Directors concluded that, although past performance is not necessarily indicative of future results, the favorable performance record of BSP was an important factor in their evaluation of the quality of services expected to be provided by the Adviser under the New Advisory Agreement.
•	Costs of the Services Provided to the Company and the Profits Realized by the Adviser. The Board of Directors considered comparative data based on publicly available information with respect to services rendered and the advisory fees (including management fees and incentive fees) paid to investment advisers of other business development companies with similar investment objectives, as well as publicly traded business development companies in general. The comparative data outlined management fees and incentive fees paid to such investment advisers, including the calculation of such management fees and incentive fees, in relation to such other companies’ total assets and the services rendered by such investment advisers. The Board of Directors reviewed questionnaires completed, and materials provided in connection therewith, by the Adviser and BSP. In light of this comparative data, the Board of Directors considered the Company’s operating expenses and expense ratio compared to such other companies, as well as the administrative services that an administrator affiliated with BSP will provide to the Company. Based upon its review, the Board of Directors concluded that, although the fee structures vary among business development companies, the base management fees and incentive fees to be paid under the New Advisory Agreement are generally consistent with those payable under agreements of comparable business development companies described in the comparative data then available.
•	Profitability of Investment Adviser. The Board of Directors reviewed information on the expected profitability of the Adviser in serving as the Company’s investment adviser. It concluded that the expected profitability of the Adviser with respect to the Company in relation to the services rendered was not unreasonable and that the financial condition of the Adviser was sound. It also concluded that the management fees and other compensation payable by the Company to the Adviser and its affiliates were reasonable in relation to the nature, extent and quality of the services provided, taking into account the fees charged by other advisers for managing comparable business development companies.
•	Additional Benefits Derived by Investment Adviser. The Non-interested Directors also considered benefits that accrue to the Adviser from its relationship with the Company. Based on their evaluation of the information referred to above and other information, the Non-Interested Directors determined that the overall arrangements between the Company and the Adviser were fair and reasonable in light of the nature, extent and quality of the services expected to be provided by the Adviser upon completion of the Transaction and the fees expected to be charged for those services and that the New Advisory Agreement was in the best interest of the Company and its stockholders.

•	Other Matters Considered. In addition, the Board of Directors also considered the intangible benefits that accrue to the Adviser by virtue of its relationship with the Company and concluded that they were appropriate.

The Non-interested Directors had the opportunity to consult in executive session with their independent legal counsel regarding the approval of the New Advisory Agreement. Based on the information reviewed and discussions held with respect to each of the foregoing items, the Board of Directors, including all of the Non-interested Directors, concluded in light of all of the Company’s surrounding circumstances that the compensation payable to the Adviser was reasonable in relation to the services to be provided by the Adviser to the Company.

After these deliberations, the Board of Directors, including a majority of the Non-interested Directors, approved the New Advisory Agreement between the Adviser and the Company as in the best interests of the Company and its stockholders. The Board of Directors then directed that the New Advisory Agreement be submitted to the Company’s stockholders for approval with the Board of Directors’s recommendation that stockholders vote to approve the New Advisory Agreement.

The Board of Directors did not assign relative weights to the above factors or the other factors considered by it. Individual members of the Board of Directors may have given different weights to different factors.

Information Regarding the New Officers and Members of the Adviser’s Investment Committee

The Adviser has acted as the Company’s investment adviser since the Company’s inception in 2003. The Adviser’s current investment committee members are Jonathan H. Cohen, Saul B. Rosenthal and Darryl M. Monasebian. Messrs. Cohen and Rosenthal are also the Company’s and the Adviser’s Chief Executive Officer and President, respectively. Patrick F. Conroy is the current Chief Financial Officer and Secretary of the Company and the Adviser. Gerald Cummins is the current Chief Compliance Officer of the Company and the Adviser. The Adviser’s investment committee is supported by six additional investment professionals.

Upon the consummation of the Transaction, the Adviser will become controlled by BSP and Messrs. Cohen, Rosenthal, Conroy and Cummins will resign immediately from their respective positions with the Company and the Adviser. In addition, Messrs. Cohen, Rosenthal and Monasebian, as well as the six investment professionals that currently support the Adviser’s investment committee, will resign from their positions with the Adviser. Concurrently, the Board of Directors will appoint Thomas J. Gahan as the Chairman of the Board of Directors, Richard J. Byrne as the Company’s President and Chief Executive Officer, Bryan R. Martoken as the Company’s Chief Financial Officer and Treasurer, and Alexander H. McMillan as the Company’s Chief Compliance Officer and Secretary, all of whom are affiliated with BSP. Upon completion of the transaction the Adviser’s investment committee will consist of Messrs. Gahan, Paasche and Faulstich. Going forward, the Adviser’s investment committee will be supported by BSP’s 59 investment professionals

Following the closing of the Transaction, Messrs. Gahan, Byrne, Paasche and Faulstich, as senior members of the Adviser will have sole investment and dispositive control over all of portfolio company investments held by the Company as of the closing of the Transaction and over all other new investments. The Adviser will continue to make fair value recommendations to the Board of Directors with respect to investments in the Company’s portfolio and will continue to engage third-party valuation firms as needed. Further, with respect to all decisions regarding the Company’s portfolio, each such investment and disposition decision shall be in compliance with applicable law and the fiduciary duties owed to the Company and its stockholders and in compliance with any contractual obligation binding upon the Company.

The senior management and investment committee members of the Adviser, and their respective positions with the Company, will be as follows, after the Transaction closes:

Name	Principal Occupation/ Title with the Adviser	Position(s) with the Company (if any)
Thomas J. Gahan	Chief Executive Officer	Chairman of the Board of Directors
Richard J. Byrne	President	Chief Executive Officer, President and Director
Michael Paasche	Senior Managing Director	N/A
Blair Faulstich	Head of Origination	N/A
Bryan R. Martoken	Chief Financial Officer	Chief Financial Officer and Treasurer
Alexander H. McMillan	Chief Compliance Officer	Chief Compliance Officer and Secretary

The following is the biographical information of the new senior management and new investment committee members of the Adviser upon completion of the Transaction. See “Proposal 2 — Election of Directors” for the biographical information of Messrs. Martoken and McMillan.

Thomas J. Gahan.  Mr. Gahan is Chief Executive Officer of BSP. Prior to joining Providence in 2008, Mr. Gahan was Chief Executive Officer of Deutsche Bank Securities Inc. and Head of Corporate and Investment Banking in the Americas. He was also the Global Head of Capital Markets at Deutsche Bank, chairman of the principal investment committee and a member of the global banking executive committee and the global markets executive committee. Before joining Deutsche Bank, Mr. Gahan spent 11 years at Merrill Lynch, most recently as Global Head of Credit Trading within the fixed income division. Mr. Gahan received a Bachelor of Arts degree from Brown University.

Richard J. Byrne.  Mr. Byrne serves as the President of BSP. Prior to joining BSP in April 2013, Mr. Byrne was Chief Executive Officer of Deutsche Bank Securities, Inc. He was also the Global Co-Head of Capital Markets at Deutsche Bank. Before joining Deutsche Bank, Mr. Byrne was Global Co-Head of the Leveraged Finance Group and Global Head of Credit Research at Merrill Lynch & Co. He was also a perennially top-ranked credit analyst. Mr. Byrne earned an M.B.A. from the Kellogg School of Management at Northwestern University and a B.A. from Binghamton University. Mr. Byrne is a member of the Board of Directors of New York Road Runners and the Board of Directors of MFA Financial, Inc.

Michael E. Paasche.  Mr. Paasche is a Senior Managing Director of BSP. Prior to joining Providence in 2008, Mr. Paasche spent 13 years at Deutsche Bank Securities Inc. with multiple positions, including Global Head of Leveraged Finance. Before joining Deutsche Bank, Mr. Paasche spent seven years at Prudential Securities where he held various positions, including Managing Director and Head of High Yield. Mr. Paasche received his Masters of Business Administration degree from the University of Chicago and a Bachelor of Arts degree from Albion College.

Blair D. Faulstich.  Mr. Faulstich is Head of Origination of BSP. Prior to joining Providence in 2011, Mr. Faulstich was a managing director and co-head of media and communications investment banking at Citadel Securities. Previously, he was a managing director in the media and communications investment banking group at Merrill Lynch. Mr. Faulstich held various positions at Deutsche Bank Alex. Brown in the media investment banking group. Before joining Alex. Brown in 1997, Mr. Faulstich spent three years at Arthur Andersen. Mr. Faulstich received a Masters of Business Administration degree from Cornell University and Bachelor of Arts from Principia College.

Information Regarding BSP and Providence

BSP is a leading credit-focused alternative asset management firm with over $10.7 billion in assets under management, including $4.2 billion in private debt, as of June 30, 2015. BSP is an affiliate of Providence and was formed in 2008 as Providence’s credit investment platform. BSP manages funds for institutions and high-net-worth investors globally across various credit funds and strategies including private debt, long-short liquid credit, long-only credit and commercial real estate debt. These strategies complement each other as they all leverage the sourcing, analytical, compliance, and operational capabilities that encompass BSP’s robust platform. BSP’s private debt strategy seeks to benefit from proprietary access to companies through an extensive, nationwide network of senior partner relationships, CEO relationships, key financial intermediaries, financial sponsors and the extensive global resources and networks of the broader Providence platform. As of June 30, 2015, BSP has 103 professionals, including 59 investment and research professionals.

BSP’s credit investing efforts are strengthened through its affiliation with Providence, a leading global private equity firm with more than $40 billion in committed investor capital. Providence was founded as a sector-focused private equity investor with expertise in global media, communications, education and information sectors. Collectively, Providence and BSP consists of more than 300 employees, including more than 115 investment professionals located across offices in Providence, New York, Houston, London, Hong Kong, New Delhi and Singapore.

Principal Executive Offices

The principal executive office of BSP is 9 West 57th Street, Suite 4920, New York, New York 10019. Upon the consummation of the Transaction, the principal executive office of each of the Company, the Adviser and the New Administrator will also be 9 West 57th Street, Suite 4920, New York, New York 10019.

Administration Agreements

BDC Partners currently furnishes the Company with office facilities, together with equipment and clerical, bookkeeping and record keeping services at such facilities pursuant to the Existing Administration Agreement. Under the Existing Administration Agreement, BDC Partners also performs, or oversees the performance of the Company’s required administrative services, which includes being responsible for the financial records which the Company is required to maintain and preparing reports to the Company’s stockholders and reports filed with the SEC. In addition, BDC Partners currently assists the Company in determining and publishing the Company’s net asset value, overseeing the preparation and filing of the Company’s tax returns and the printing and dissemination of reports to the Company’s stockholders, and generally overseeing the payment of the Company’s expenses and the performance of administrative and professional services rendered to the Company by others. Payments under the Existing Administration Agreement are based upon the Company’s allocable portion of overhead and other expenses incurred by BDC Partners in performing its obligations under the Existing Administration Agreement, including a portion of the rent and the compensation of the Company’s Chief Financial Officer, Controller, accounting support staff, and other administrative support staff. The Existing Administration Agreement may be terminated by either party without penalty upon 60 days’ written notice to the other party.

Upon the consummation of the Transaction, the Existing Administration Agreement will be terminated and the Company will enter into the New Administration Agreement with the New Administrator. The New Administration Agreement will be on terms substantially similar to the terms of the Existing Administration Agreement. Specifically, the New Administrator will provide the Company with office facilities, together with equipment and clerical, bookkeeping and record keeping services at such facilities. The New Administrator will also perform, or oversee the performance of the Company’s required administrative services, which includes being responsible for the financial records which the Company is required to maintain and preparing reports to the Company’s stockholders and reports filed with the SEC. The New Administrator will also assist the Company in determining and publishing the Company’s net asset value, overseeing the preparation and filing of the Company’s tax returns and the printing and dissemination of reports to the Company’s stockholders, and generally overseeing the payment of the Company’s expenses and the performance of administrative and professional services rendered to the Company by others. Payments under the New Administration Agreement will based upon the Company’s allocable portion of overhead and other expenses incurred by the New Administrator in performing its obligations under the New Administration Agreement, including a portion of the rent and the compensation of the Company’s Chief Financial Officer and Treasurer, Chief Compliance Officer and Secretary, accounting support staff, and other administrative support staff. The New Administration Agreement will also be terminable by either party without penalty upon 60 days’ written notice to the other party. The Board of Directors, including the Non-interested Directors, considered the nature, quality, cost and extent of administrative services to be performed by the New Administrator under the New Administration Agreement. The Board of Directors, including the Non-interested Directors, also considered the nature and extent of the New Administrator’s supervision of third-party service providers. They concluded that the nature and quality of the administrative services and supervisory services that will be provided by the New Administrator to be satisfactory and beneficial to the Company.

BSP expects to enter into a sub-administration agreement pursuant to which BDC Partners will provide certain financial, accounting, tax, compliance and administrative services from time to time to assist BSP in providing administrative services to the Company in accordance with the Administration Agreement. Pursuant to this sub-administration agreement, BSP expects that the current members of the Adviser will continue to be accessible to BSP for continuity purposes.

Continuation of Indemnification and D&O Liability Insurance

For a period of six years following the closing of the Transaction, BSP has agreed to cause the Adviser, and to use BSP’s reasonable best efforts to cause the Company, in accordance with their respective organizational documents, any other agreements to which each entity is a party and applicable law, to continue to provide indemnification to the current members of the Adviser and the present and former directors, officers, managers, partners, employees and agents of the Adviser and the Company (collectively, the “Covered Persons”) from and against all damages, costs and expenses actually incurred or suffered in connection with any threatened or pending action, suit or proceeding relating to the businesses of the Adviser or the Company or the status of such Covered Person as a director, officer, manager, partner, owner, fiduciary, control person, employee or agent of the Adviser or the Company prior to the closing of the Transaction, to the fullest extent permitted by applicable law. Additionally, for a period of six years following the closing of the Transaction, BSP has agreed to maintain, or cause the Company to maintain or continue in effect a directors’ and officers’ liability insurance policy (the “D&O Tail Policy”) covering the Covered Persons who are covered prior to the closing of the Transaction by the directors’ and officers’ liability insurance policy of the Company. The coverage of the D&O Tail Policy will be in an amount and scope at least as favorable as the existing coverage of the Company.

Required Vote

Approval of this proposal requires the affirmative vote of “a majority of outstanding voting securities” entitled to vote at the Special Meeting, as defined under the 1940 Act. Since the Company’s only voting securities are common stock, consistent with the 1940 Act, the affirmative vote of a majority of the outstanding shares of common stock entitled to vote at the Special Meeting is required to approve the New Advisory Agreement. For purposes of approval of the New Advisory Agreement, “a majority of outstanding shares of common stock” is the lesser of: (i) 67% or more of the shares of common stock present at the Special Meeting if the holders of more than 50% of the outstanding common stock are present or represented by proxy; or (ii) more than 50% of the Company’s outstanding shares of common stock as of the Record Date. Abstentions will have the effect of a vote against this proposal. Since banks, brokerage firms or other nominees do not have discretion to vote on this proposal, if you do not provide voting instructions to your bank, brokerage firm or other nominee, your shares will not be voted at the Special Meeting and will not be counted as present for purposes of meeting the quorum requirement.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR”
THE NEW ADVISORY AGREEMENT BETWEEN THE COMPANY AND ADVISER,
TO TAKE EFFECT UPON A CHANGE OF CONTROL OF THE ADVISER IN
CONNECTION WITH THE TRANSACTION.

PROPOSAL II

ELECTION OF DIRECTORS

Pursuant to the Company’s bylaws, at a meeting of the Board of Directors held on July 30, 2015, the Board of Directors increased the size of the Board of Directors to nine members and recommended for election at the Special Meeting four new Non-Interested Director nominees.

Directors are elected for a staggered term of three years each, with a term of office of one of the three classes of directors expiring each year. Each director will hold office for the term to which he or she is elected or until his or her successor is duly elected and qualified.

As a result of the Transaction, as discussed in more detail below, at least 75% of the Company’s Board must be comprised of Non-interested Directors. Accordingly, the Company’s Board determined to nominate four new directors that would be considered Non-interested Directors in order to satisfy the 75% Non-interested Director requirement. Further, upon the consummation of the Transaction, the Company’s two current interested directors, Jonathan H. Cohen and Charles M. Royce, will resign from the Board of Directors and will be replaced by Thomas J. Gahan and Richard J. Byrne, who are affiliated with BSP and will be interested directors upon consummation of the Transaction. As a result, if the four director nominees named below are elected to the Board of Directors by the Company’s stockholders at the Special Meeting, upon the closing of the Transaction the Company’s Board will consist of seven Non-interested Directors and two interested directors, and the Company will satisfy the 75% Non-interested Director requirement.

Dennis M. Schaney and Gary Katcher have been nominated for election for a term expiring in 2016; Ronald J. Kramer has been nominated for election for a term expiring in 2017; and Lee S. Hillman has been nominated for election for a term expiring in 2018. None of Messrs. Schaney, Katcher, Kramer or Hillman are being proposed for election pursuant to any agreement or understanding between either the Adviser or BSP and the Company.

A stockholder can vote for or withhold his or her vote from any nominee. In the absence of instructions to the contrary, it is the intention of the persons named as proxies to vote such proxy “FOR” the election of each of the nominees named below. If any of the nominees should decline or be unable to serve as a director, it is intended that the proxy will vote for the election of such person as is nominated by the Board of Directors as a replacement. The Board of Directors has no reason to believe that the persons named above will be unable or unwilling to serve.

The election of a director requires a plurality of all the votes cast either in person or by proxy at the Special Meeting (i.e., the director nominees receiving the greatest number of votes cast for each of the director positions being voted upon). Each share entitled to vote may be voted for as many persons as there are directors to be elected. However, stockholders may not cumulate their votes. If you vote “Withhold Authority” with respect to a director nominee, your shares will not be voted with respect to the person indicated. Because directors are elected by a plurality of all votes cast, abstentions will have no effect of the election of directors.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES NAMED IN THIS PROXY STATEMENT.

Information about the Nominees and Directors

As described below under “Committees of the Board of Directors — Nominating and Corporate Governance Committee,” the Board of Directors has identified certain desired talents and experience for director nominees. Each of our directors and the director nominees has demonstrated high character and integrity; the knowledge, skills and experience necessary to be able to offer advice and guidance to our management in light of prevailing business conditions; familiarity with national and international business matters; experience with accounting rules and practices; appreciation of the relationship of our business to the changing needs of society; and the desire to balance the considerable benefit of continuity with the periodic injection of fresh perspective. Each of our directors and the director nominees also has sufficient time available to devote to the affairs of the Company, is able to work with the other members of the Board of Directors and contribute to the success of the Company and can represent the long-term interests of the

Company’s stockholders as a whole. Our directors and the director nominees have been selected such that the Board of Directors represents a range of backgrounds and experience.

Certain information, as of the Record Date, with respect to the nominees for election at the Special Meeting, as well as each of the current directors, is set forth below, including their names, ages, a brief description of their recent business experience, including present occupations and employment, certain directorships that each person holds, the year in which each person became a director of the Company, and a discussion of their particular experience, qualifications, attributes or skills that lead us to conclude, as of the Record Date, that such individual should serve as a director of the Company, in light of the Company’s business and structure.

The business address of the directors listed below is 8 Sound Shore Drive, Suite 255, Greenwich, Connecticut 06830. The business address of the nominees listed below is 9 West 57th Street, Suite 4920, New York, New York 10019.

Nominees for Non-interested Directors — Term Expiring 2016

Messrs. Schaney and Katcher are not interested persons as defined in the 1940 Act.

Name	Age	Background Information
Dennis M. Schaney	58	Mr. Schaney served as Managing Director and Head of High Yield and Leveraged Loans at Morgan Stanley Investment Management. Mr. Schaney also served as Co-Head of Morgan Stanley Credit Partners. During this time, he was responsible for leveraged loan, high yield bonds and mezzanine investment across a variety of funds including closed-end, open-end and institutional separate accounts. Mr. Schaney retired from Morgan Stanley Investment Management in 2010. From 2003 to 2007, he served as Managing Director and Global Head of Fixed Income for Credit Suisse Asset Management. He oversaw global teams responsible for all fixed income investments and served on the asset management’s Executive Committee and the Management Committee for Credit Suisse. Prior to Credit Suisse, Mr. Schaney founded BlackRock Financial Management’s Leveraged Finance Group which was responsible for High Yield, Leveraged Loan and Mezzanine Investments. He was also responsible for the Alternative Investment effort for Leveraged assets including the Magnetite CLO/CBO products. In addition to those responsibilities, he co-headed the firm’s credit research effort. Mr. Schaney worked at Merrill Lynch from 1988 through 1997 where he was Global Head of Corporate and Municipal Bond Research and an analyst covering the Media, Entertainment and cable sectors. Prior to Merrill Lynch, Mr. Schaney was a VP at First Boston Corporation focusing on Corporate Restructurings and Credit Advisory Services. He was also a Rating Officer for Standard & Poor’s Rating Services. Since 2014, Mr. Schaney has served on the board of directors of Griffin-Benefit Street Partners BDC Corp., which is a non-traded business development company. Mr. Schaney holds a B.S. in Psychology from the University of Bridgeport and an M.S. in Finance from Fairfield University. We believe that Mr. Schaney’s broad experience in asset and credit management and industry knowledge, including his leadership positions, supports his election to our board of directors.

Name	Age	Background Information
Gary Katcher	58	Mr. Katcher has served as the Chairman of GRK Partners LP, a private credit fund, since 2012. From 2008 to 2010, Mr. Katcher was the Executive Vice President and Global Head of Institutional Fixed Income and Global Capital Markets of Knight Capital Group. From 2002 to 2008, Mr. Katcher was the Founder and Chief Executive Officer of Libertas Capital Partners, a boutique institutional fixed income broker-dealer specializing in high yield distressed debt and asset backed securities. From 1999 to 2001, Mr. Katcher was a Senior Managing Director and Co-Founder of the Leveraged Finance Group at RBC Capital Markets. From 1991 to 1998, Mr. Katcher was the Head of the High Yield Trading Desk at Merrill Lynch. Prior to joining Merrill Lynch, Mr. Katcher worked in research and trading at EF Hutton. Mr. Katcher holds a B.S. in Business and Geography from the State University of New York College at Oneonta and an M.B.A. from New York University. We believe that Mr. Katcher’s experience in asset and credit management supports his election to our board of directors.

Nominee for Non-interested Director — Term Expiring 2017

Mr. Kramer is not an interested person as defined in the 1940 Act.

Name	Age	Background Information
Ronald J. Kramer	56	Mr. Kramer has served as the Chief Executive Officer of Griffon Corporation (NYSE: GFF) since April 2008, as a director of Griffon Corporation since 1993 and as Vice Chairman of the Board of Griffon Corporation since November 2003,. Griffon Corporation is a diversified holding company with a portfolio of businesses in the following industries: home and building products, specialty plastic films and defense electronics. From 2002 through March 2008, he was President and a director of Wynn Resorts, Ltd. (NASDAQ:WYNN), a developer, owner and operator of destination casino resorts. From 1999 to 2001, Mr. Kramer was a Managing Director at Dresdner Kleinwort Wasserstein, an investment banking firm, and its predecessor Wasserstein Perella & Co. He was formerly a member of the Board of Directors of Leap Wireless International, Inc. (formerly NASDAQ:LEAP), Monster Worldwide, Inc. (NYSE:MWW) and Sapphire Industrials Corporation (formerly AMEX:FYR). Mr. Kramer holds a BS degree from the Wharton School of the University of Pennsylvania and an MBA from New York University. He also serves as Chairman of the Board of The Undergraduate Division of the Wharton School, University of Pennsylvania and is a member of the Board of Mt. Sinai Children’s Center, New York. We believe that Mr. Kramer’s experience as a senior executive officer and board member of a number of corporations, including extensive experience in all aspects of finance and business transactions, supports his election to our board of directors.

Nominee for Non-interested Director — Term Expiring 2018

Mr. Hillman is not an interested person as defined in the 1940 Act.

Name	Age	Background Information
Lee S. Hillman	59	Mr. Hillman has served as President of Liberation Advisory Group, a private management consulting firm, since 2003. Mr. Hillman has served as Chief Executive Officer of Performance Health Systems, LLC, an early-stage business distributing bioDensityTM branded, specialty health and exercise equipment, since January 2009. From February 2006 to May 2008, Mr. Hillman served as Executive Chairman and Chief Executive Officer of Power Plate International (“Power Plate”). In November 2012, PPI Acquisitions, LLC, a consortium headed by Mr. Hillman, reacquired the assets of Power Plate, including the global Power Plate brand, and in January 2013, PPI Acquisitions merged with Performance Health Systems. Mr. Hillman leads the combined company, serving as its CEO, now named Performance Health Systems, LLC. Mr. Hillman has served as a member of the Board of Directors as well as a member of the audit committees of: HealthSouth Corporation, Wyndham International, and RCN Corporation (where he was also Chairman of the Board of Directors. Currently, he serves as a member of the Board of Directors as well as a member of the audit committee, chair of the compensation and financial strategies committees of Lawson Products Inc. and as a Trustee and member of the audit committee at Adelphia Recovery Trust. These professional experiences, along with Mr. Hillman's particular knowledge and experience in managing businesses and having served as Chief Executive Officer, Chief Financial Officer, and/or director of other publicly-traded U.S. and international companies and as a former audit partner of an international accounting firm, supports his election to our board of directors.

Current Director — Term Expiring 2016

Non-interested Director

Ms. Pankopf is not an interested person as defined in the 1940 Act. Ms. Pankopf has been a member of the Company’s Board of Directors since 2003 and will continue to serve in this role after the closing of the Transaction.

Name and Year First Elected Director	Age	Background Information
Tonia Pankopf (2003)	47	Ms. Pankopf has been managing partner of Pareto Advisors, LLC since 2005. She is currently a member of the Board of Directors of Landec Corporation, serving on the Corporate Governance and Nominating Committee and as chair of its Audit Committee. Previously, she was a senior analyst and managing director at Palladio Capital Management, LLC from January 2004 through April 2005. From 2001 to 2003, Ms. Pankopf served as an analyst and portfolio manager with P.A.W. Capital Partners, LP. Ms. Pankopf was a senior analyst and vice president at Goldman, Sachs & Co. from 1999 to 2001 and at Merrill Lynch & Co. from 1998 to 1999. She served on the Board of the University System of Maryland Foundation from 2006 to 2012. Ms. Pankopf is a member of the National Association of Corporate Directors and has been designated an NACD Leadership Fellow in recognition of her ongoing involvement in director professionalism and engagement with the director community. Ms. Pankopf received a Bachelor of Arts degree summa cum laude from the University of Maryland and an M.S. degree from the London School of Economics. Ms. Pankopf’s extensive experience in investment research and analysis of mid-market and technology companies provides our Board of Directors with valuable insights of an experienced and diligent financial and investment manager, as well as a diverse perspective.

Current Directors — Term Expiring 2017

Pre-Transaction Interested Director

Prior to the closing of the Transaction, Mr. Royce has been an interested person of the Company as defined in the 1940 Act due to his ownership of a minority, non-controlling interest in the Adviser. Simultaneous with the closing of the Transaction, Mr. Royce will resign from the Company’s Board of Directors.

Name and Year First Elected Director	Age	Background Information
Charles M. Royce (2003)	75	Mr. Royce has served as Chairman of our Board of Directors since 2003. Mr. Royce serves as Chief Executive Officer and a member of the Board of Managers of Royce & Associates, LLC. He also manages or co-manages ten of Royce & Associates, LLC’s open- and closed-end registered funds. Mr. Royce serves on the Board of Directors of The Royce Funds.

Post-Transaction Interested Director

Upon the closing of the Transaction, Mr. Byrne will by appointed to fill the vacancy created by the resignation of Mr. Royce as a member of the Company’s Board of Directors. Mr. Byrne will be an interested person of the Company as defined in the 1940 Act due to his position as the Chief Executive Officer and President of the Company.

Name and Year First Elected Director	Age	Background Information
Richard J. Byrne (2015)	54	Upon the consummation of the Transaction, Mr. Byrne will be appointed as a member of the Board of Directors in place of Charles M. Royce and as the President and Chief Executive Officer of the Company. Mr. Byrne is President of BSP. Prior to joining BSP in April 2013, Mr. Byrne was Chief Executive Officer of Deutsche Bank Securities, Inc. He was also the Global Co-Head of Capital Markets at Deutsche Bank. Before joining Deutsche Bank, Mr. Byrne was Global Co-Head of the Leveraged Finance Group and Global Head of Credit Research at Merrill Lynch & Co. He was also a perennially top-ranked credit analyst. Mr. Byrne earned an M.B.A. from the Kellogg School of Management at Northwestern University and a B.A. from Binghamton University. Mr. Byrne is a member of the Board of Directors of New York Road Runners and the Board of Directors of MFA Financial, Inc. Mr. Byrne’s extensive knowledge of the financial services industry and the investment valuation process qualify him to serve on the Board of Directors.

Non-interested Director

Mr. Novak is not an interested person as defined in the 1940 Act. Mr. Novak has been a member of the Company’s Board of Directors since 2003 and will continue to serve in this role after the closing of the Transaction.

Name and Year First Elected Director	Age	Background Information
Steven P. Novak (2003)	67	Mr. Novak currently serves as Chairman of the Board of Directors and Chief Executive Officer of Quisk, Inc. (f/k/a MOBIbucks Corp.), an early stage mobile payments company, and is the Founder and non-executive Chairman of the Board of Directors of Mederi Therapeutics Inc., an early stage medical device company. Until July 2010, Mr. Novak also served on the Board of Directors of CyberSource Corporation, an Internet based payments processor company, where he served as the Lead Independent Director and Chairman of the Nominating Committee, having formerly chaired its Audit Committee. Mr. Novak previously served as President of Palladio Capital Management, LLC and as the Principal and Managing Member of the General Partner of Palladio Partners, LP, an equities hedge fund, from July 2002 until July 2009. Mr. Novak received a Bachelor of Science degree from Purdue University and an M.B.A. from Harvard University. A Chartered Financial Analyst, Mr. Novak’s financial expertise from his experience as a financial manager and varied roles on the boards of both publicly-traded and privately-held companies provides our Board of Directors with particular technology-related knowledge and the perspective of a knowledgeable corporate leader.

Current Directors — Term Expiring 2018

Pre-Transaction Interested Director

Prior to the closing of the Transaction, Mr. Cohen has been an interested person of the Company as defined in the 1940 Act due to his position as Chief Executive Officer of the Company and the Adviser, and as the managing member of BDC Partners, the managing member of TICC Management. Upon the closing of the Transaction, Mr. Cohen will resign from the Company’s Board of Directors and from his position as the Chief Executive Officer of the Company.

Name and Year First Elected Director	Age	Background Information
Jonathan H. Cohen (2003)	50	Mr. Cohen has served as Chief Executive Officer of both TICC and TICC Management, and as the managing member of BDC Partners, since 2003. Mr. Cohen has also served as Chief Executive Officer and Director of Oxford Lane Capital Corp. (NasdaqGS: OXLC), a registered closed-end fund, and as Chief Executive Officer of Oxford Lane Management, LLC, since 2010. Previously, Mr. Cohen managed technology equity research groups at Wit Capital, Merrill Lynch, UBS and Smith Barney. Mr. Cohen is a member of the Board of Trustees of Connecticut College. Mr. Cohen received a B.A. in Economics from Connecticut College and an M.B.A. from Columbia University.

Post-Transaction Interested Director

Upon the closing of the Transaction, Mr. Gahan will by appointed to fill the vacancy created by the resignation of Mr. Cohen as a member of the Company’s Board of Directors. Mr. Gahan will serve as the Chairman of the Company’s Board of Directors and will be an interested person of the Company as defined in the 1940 Act due to his position as chief executive officer of the Adviser.

Name and Year First Elected Director	Age	Background Information
Thomas J. Gahan (2015)	53	Upon the consummation of the Transaction, Mr. Gahan will be appointed as the Chairman of the Board of Directors. Mr. Gahan is Chief Executive Officer of BSP. Prior to joining Providence in 2008, Mr. Gahan was Chief Executive Officer of Deutsche Bank Securities Inc. and Head of Corporate and Investment Banking in the Americas. He was also the Global Head of Capital Markets at Deutsche Bank, chairman of the principal investment committee and a member of the global banking executive committee and the global markets executive committee. Before joining Deutsche Bank, Mr. Gahan spent 11 years at Merrill Lynch, most recently as Global Head of Credit Trading within the fixed income division. Mr. Gahan received a Bachelor of Arts degree from Brown University. Mr. Gahan’s depth of experience in managerial positions in investment management and financial services gives our Board of Directors valuable industry-specific knowledge and expertise on these and other matters and qualifies him to serve as the Chairman of the Board of Directors.

Non-interested Director

Mr. O’Brien is not an interested person as defined in the 1940 Act. Mr. O’Brien has been a member of the Company’s Board of Directors since 2003 and will continue to serve in this role after the closing of the Transaction.

Name and Year First Elected Director	Age	Background Information
G. Peter O’Brien (2003)	69	Mr. O’Brien is currently a member of the Board of Directors of Hill House, Inc., a congregate care facility for low income elderly residents, and a member of the Board of Directors of the Bridges School. Mr. O’Brien serves on the Board of Directors of the Legg Mason Family of Mutual Funds and The Royce Funds. Mr. O’Brien was a member of the Board of Trustees of Colgate University from May 1996 to May 2005. Mr. O’Brien retired as a Managing Director of Merrill Lynch & Co. in 1999 after working in the equity capital markets area since he joined Merrill Lynch & Co. in 1971. Mr. O’Brien received a Bachelor of Arts degree from Colgate University and an M.B.A. from Columbia University Business School. Mr. O’Brien’s extensive familiarity with the financial industry and the investment management process in particular, and experience as a director of other publicly-traded and privately-held companies, provides our Board of Directors with valuable insight and perspective.

Information about Executive Officers Who Are Not Directors

Pre-Transaction Executive Officers

The following information pertains to the individuals who have served as the Company’s executive officers until the consummation of the Transaction, but who have not been directors of the Company. Certain of the Company’s executive officers may serve as directors of, or on the board of managers of, certain of its portfolio companies. Messrs. Rosenthal, Conroy and Cummins will resign from their positions with the Company and the Adviser upon the closing of the Transaction.

Name	Age	Background Information
Saul B. Rosenthal	46	Until the closing of the Transaction, Mr. Rosenthal has served as Chief Operating Officer since 2003 and President since 2004 of TICC and TICC Management, and is a member of BDC Partners. In addition, Mr. Rosenthal has served as President and a Director of Oxford Lane Capital Corp. (NasdaqGS:OXLC), a registered closed-end fund, and as President of Oxford Lane Management, since 2010. Mr. Rosenthal was previously an attorney at the law firm of Shearman & Sterling LLP. Mr. Rosenthal serves on the board of Algorithmic Implementations, Inc. (d/b/a Ai Squared) and is member of the board of the National Museum of Mathematics and the New York City chapter of the Young Presidents’ Organization (YPO). Mr. Rosenthal received a B.S., magna cum laude, from the Wharton School of the University of Pennsylvania, a J.D. from Columbia University Law School, where he was a Harlan Fiske Stone Scholar, and a LL.M. (Taxation) from New York University School of Law.

Name	Age	Background Information
Patrick F. Conroy	58	Until the closing of the Transaction, Mr. Conroy has served as the Chief Financial Officer since 2003 and the Corporate Secretary since 2004, and previously served as the Chief Compliance Officer from 2004 until June 2015 of TICC, TICC Management, and BDC Partners. Mr. Conroy has served as the Treasurer of TICC Management and BDC Partners since 2004, and previously served as the Treasurer of TICC from 2004 to 2009. In addition, Mr. Conroy has served as Chief Financial Officer and Corporate Secretary of Oxford Lane Capital Corp. (NasdaqGS:OXLC), a registered closed-end fund, and Oxford Lane Management, since 2010, and previously served as the Chief Compliance Officer of those entities from 2010 until June 2015. He is a certified public accountant. Mr. Conroy received a B.S. in Accounting, summa cum laude, from St. John’s University and did graduate work at Bernard M. Baruch College of the City University of New York.
Gerald Cummins	60	Until the closing of the Transaction, Mr. Cummins has served as the Company’s Chief Compliance Officer since June 2015 pursuant to an agreement between the Company and Alaric Compliance Services, LLC, a compliance consulting firm. Mr. Cummins also currently serves as the Chief Compliance Officer of TICC Management, Oxford Lane Capital Corp., Oxford Lane Management, LLC and BDC Partners. Mr. Cummins has been a Director of Alaric Compliance Services, LLC since June 2014. Prior to joining Alaric Compliance Services, LLC, Mr. Cummins was a consultant for Barclays Capital Inc. from 2012 to 2013, where he participated in numerous compliance projects on pricing and valuation, compliance assessments, and compliance policy and procedure development. Prior to his consulting work at Barclays, Mr. Cummins was from 2010 to 2011 the COO and the CCO for BroadArch Capital and from 2009 to 2011 the CFO and CCO to its predecessor New Castle Funds, a long-short equity asset manager. Prior to that, Mr. Cummins spent 25 years at Bear Stearns Asset Management (BSAM), where he was a Managing Director and held senior compliance, controllers and operations risk positions. Mr. Cummins graduated with a B.A. in Mathematics from Fordham University.
Bruce L. Rubin	55	Until the closing of the Transaction, Mr. Rubin has served as the Company's Controller since 2005, the Company's Senior Vice President and Treasurer since 2009, and the Company's Chief Accounting Officer since August 2015. From 1995 to 2003, Mr. Rubin was the Assistant Treasurer & Director of Financial Planning of the New York Mercantile Exchange, Inc., the largest physical commodities futures exchange in the world and has extensive experience with Sarbanes-Oxley, treasury operations and SEC reporting requirements. From 1989 to 1995, Mr. Rubin was a manager in financial operations for the American Stock Exchange, where he was primarily responsible for budgeting matters. Mr. Rubin began his career in commercial banking as an auditor primarily of the commercial lending and municipal bond dealer areas. Mr. Rubin received his BBA in Accounting from Hofstra University where he also obtained his Masters of Business Administration in Finance.

Post-Transaction Executive Officers Who Are Not Also Directors

The following information pertains to the individuals who will serve as the Company’s executive officers upon the closing of the Transaction, but who will not be directors of the Company. Certain of the Company’s executive officers may serve as directors of, or on the board of managers of, certain of its portfolio companies.

Name	Age	Background Information
Bryan R. Martoken	38	Upon consummation of the Transaction, Mr. Martoken will serve as the Chief Financial Officer and Treasurer of the Company. Mr. Martoken has served as the chief financial officer of BSP and is based in BSP’s New York office. Prior to joining BSP in 2012, Mr. Martoken served as a vice president and CFO of the private funds group at PineBridge Investments, where he managed all finance and operations for the group which focused on credit fund and private equity fund investing since 2010. Prior to that, Mr. Martoken was at The Blackstone Group where he served first as the CFO of Blackstone’s corporate debt business from 2006 to 2008 and later as a vice president in the private equity finance group from 2008 to 2010. Previously, Mr. Martoken was a principal and controller at Needham Asset Management. He began his career at Arthur Andersen. Mr. Martoken received a Bachelor of Science from Syracuse University. Mr. Martoken is a Certified Public Accountant.
Alexander H. McMillan	40	Upon consummation of the Transaction, Mr. McMillan will serve as the Chief Compliance Officer and Secretary of the Company and is the chief compliance officer of BSP. Prior to joining BSP in 2012, Mr. McMillan served as the general counsel, chief compliance officer and senior vice president of Loeb Partners Corporation where he managed legal and compliance for the firm’s affiliated hedge fund and broker-dealer businesses since 2008. Prior to that, Mr. McMillan served as assistant general counsel, vice president and compliance manager in the investment bank at J.P. Morgan from 2007 to 2008. Prior to that, Mr. McMillan served as a vice president and compliance officer in the investment bank at Citigroup since 2005. Mr. McMillan was a compliance examiner at FINRA from 2004 to 2005. He began his career in fixed income sales and trading at Morgan Stanley. Mr. McMillan received a Juris Doctor from the Fordham University School of Law, a Master of Business Administration from the Fordham Graduate School of Business and a Bachelor of Arts from Boston College.

Corporate Governance

Director Independence

In accordance with rules of the NASDAQ Stock Market, our Board of Directors annually determines each director’s independence. We do not consider a director independent unless our Board of Directors has determined that he or she has no material relationship with us. We monitor the relationships of our directors and officers through a questionnaire each director completes no less frequently than annually and updates periodically as information provided in the most recent questionnaire changes.

In order to evaluate the materiality of any such relationship, our Board of Directors uses the definition of director independence set forth in the rules promulgated by the NASDAQ Stock Market. Rule 5605(a)(2) provides that a director of a BDC, shall be considered to be independent if he or she is not an “interested person” of TICC, as defined in Section 2(a)(19) of the 1940 Act.

The Board of Directors has determined that each of the directors is independent and has no relationship with the Company, except as a director and stockholder, with the exception of Thomas J. Gahan, as a result of his position a member of the Adviser’s investment committee upon consummation of the Transaction, and Richard J. Byrne, as a result of his position as Chief Executive Officer and President of the Company upon consummation of the Transaction.

Board Leadership Structure

Our Board of Directors monitors and performs an oversight role with respect to the business and affairs of TICC, including with respect to investment practices and performance, compliance with regulatory requirements and the services, expenses and performance of service providers to TICC. Among other things, our Board of Directors approves the appointment of our investment adviser and officers, reviews and monitors the services and activities performed by our investment adviser and executive officers and approves the engagement, and reviews the performance of, our independent registered public accounting firm.

Under our bylaws, our Board of Directors may designate a Chairman to preside over the meetings of our Board of Directors and meetings of the stockholders and to perform such other duties as may be assigned to him by our Board of Directors. We do not have a fixed policy as to whether the Chairman of our Board of Directors should be an independent director and believe that we should maintain the flexibility to select the Chairman and reorganize the leadership structure, from time to time, based on the criteria that is in the best interests of TICC and its stockholders at such times.

Upon the consummation of the Transaction, Mr. Gahan will serve as the Chairman of the Board of Directors. Mr. Gahan will be an “interested person” of TICC as defined in Section 2(a)(19) of the 1940 Act as a result of his position as a member of the Adviser’s investment committee. We believe that Mr. Gahan’s extensive knowledge of the financial services industry and the investment valuation process qualify him to serve as the Chairman of our Board of Directors. We believe that we are best served through this leadership structure, as Mr. Gahan’s relationship with our investment adviser will provide an effective bridge and encourage an open dialogue between management and our Board of Directors, ensuring that these groups act with a common purpose.

Our Board of Directors does not currently have a designated lead independent director. We are aware of the potential conflicts that may arise when a non-independent director is Chairman of our Board of Directors, but believe these potential conflicts are offset by our strong corporate governance policies. Our corporate governance policies include regular meetings of the independent directors in executive session without the presence of interested directors and management, the establishment of Audit Valuation, Nominating and Corporate Governance and Compensation Committees comprised solely of independent directors and the appointment of a Chief Compliance Officer, with whom the independent directors meet regularly without the presence of interested directors and other members of management, for administering our compliance policies and procedures.

We recognize that different board leadership structures are appropriate for companies in different situations. We re-examine our corporate governance policies on an ongoing basis to ensure that they continue to meet our needs.

Board’s Role In Risk Oversight

Our Board of Directors performs its risk oversight function primarily through (i) its four standing committees, which report to the entire Board of Directors and are comprised solely of Non-interested Directors, and (ii) active monitoring of our Chief Compliance Officer and our compliance policies and procedures.

As described below in more detail under “Committees of the Board of Directors,” the Audit Committee, the Valuation Committee, the Nominating and Corporate Governance Committee and the Compensation Committee assist the Board of Directors in fulfilling its risk oversight responsibilities. The Audit Committee’s risk oversight responsibilities include overseeing our accounting and financial reporting processes, our systems of internal controls regarding finance and accounting, and audits of our financial statements. The Valuation Committee’s risk oversight responsibilities include establishing guidelines and making recommendations to our Board of Directors regarding the valuation of our loans and investments. The Nominating and Corporate Governance Committee’s risk oversight responsibilities include selecting, researching and nominating directors for election by our stockholders, developing and recommending to the Board of Directors a set of corporate governance principles and overseeing the evaluation of our Board of Directors and our management. The Compensation Committee’s risk oversight responsibilities include reviewing and recommending to our Board of Directors for approval the Investment Advisory Agreement and the Administration Agreement, and, to the extent that we compensate our executive officers directly in the future, reviewing and evaluating the compensation of our executive officers and making recommendations to the board of directors regarding such compensation.

Our Board of Directors also performs its risk oversight responsibilities with the assistance of our Chief Compliance Officer. Our Board of Directors annually reviews a written report from the Chief Compliance Officer discussing the adequacy and effectiveness of the compliance policies and procedures of TICC and its service providers. The Chief Compliance Officer’s annual report addresses at a minimum (i) the operation of the compliance policies and procedures of TICC and its service providers since the last report; (ii) any material changes to such policies and procedures since the last report; (iii) any recommendations for material changes to such policies and procedures as a result of the Chief Compliance Officer’s annual review; and (iv) any compliance matter that has occurred since the date of the last report about which our Board of Directors would reasonably need to know to oversee our compliance activities and risks. In addition, the Chief Compliance Officer meets separately in executive session with the independent directors at least quarterly.

We believe that our Board of Directors’ role in risk oversight is effective and appropriate given the extensive regulation to which we are already subject as a business development company. As a business development company, we are required to comply with certain regulatory requirements that control the levels of risk in our business and operations. For example, our ability to incur indebtedness is limited such that our asset coverage must equal at least 200% immediately after each time we incur indebtedness, we generally have to invest at least 70% of our total assets in “qualifying assets” and we are limited in our ability to invest in any portfolio company in which one of our affiliates currently has an investment.

We recognize that different board roles in risk oversight are appropriate for companies in different situations. We re-examine the manner in which our Board of Directors administers its oversight function on an ongoing basis to ensure that they continue to meet our needs.

Committees of the Board of Directors

Our Board of Directors has established an Audit Committee, a Valuation Committee, a Nominating and Corporate Governance Committee and a Compensation Committee. During 2014, our Board of Directors held five Board meetings, five Audit Committee meetings, four Valuation Committee meetings and one Nominating and Corporate Governance meeting. The Compensation Committee was established in April 2014. All directors attended at least 75% of the aggregate number of meetings of our Board of Directors and of the respective committees on which they served. We require each director to make a diligent effort to attend all Board and committee meetings, as well as each annual meeting of stockholders.

Audit Committee

The Audit Committee operates pursuant to a charter approved by our Board of Directors. The charter sets forth the responsibilities of the Audit Committee. The Audit Committee’s responsibilities include recommending the selection of our independent registered public accounting firm, reviewing with such independent registered public accounting firm the planning, scope and results of their audit of our financial statements, pre-approving the fees for services performed, reviewing with the independent registered public accounting firm the adequacy of internal control systems, reviewing our annual financial statements and periodic filings, and receiving the audit reports covering our financial statements. The Audit Committee is presently composed of three persons: Messrs. Novak and O’Brien and Ms. Pankopf, all of whom are considered independent under the rules promulgated by the NASDAQ Stock Market. After the closing of the Transaction, our Board of Directors may expand the membership on the Audit Committee. Our Board of Directors has determined that Mr. Novak is an “audit committee financial expert” as that term is defined under Item 407 of Regulation S-K of the Securities Exchange Act of 1934. Mr. Novak meets the current independence and experience requirements of Rule 10A-3 of the Exchange Act and, in addition, is not an “interested person” of TICC as defined in Section 2(a)(19) of the 1940 Act. Mr. Novak currently serves as Chairman of the Audit Committee. The Audit Committee met on five occasions during 2014.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee operates pursuant to a charter approved by our Board of Directors. The charter sets forth the responsibilities of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee’s responsibilities include selecting, researching and nominating directors for election by our stockholders, selecting nominees to fill vacancies on the Board of Directors or a committee thereof, monitoring and making recommendations to the Board of Directors on matters of Company policies and practices relating to corporate governance and overseeing the evaluation of the Board of Directors and our management. The Nominating and Corporate Governance Committee is presently composed of three persons: Messrs. Novak and O’Brien and Ms. Pankopf, all of whom are considered independent under the rules promulgated by the NASDAQ Stock Market. After the closing of the Transaction, our Board of Directors may expand the membership on the Nominating and Corporate Governance Committee. Mr. O’Brien currently serves as Chairman of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee met on one occasion during 2014.

The Nominating and Corporate Governance Committee does not currently have a written policy with regard to nominees recommended by our stockholders. The absence of such a policy does not mean, however, that a stockholder recommendation would not have been considered had one been received.

The Nominating and Corporate Governance Committee will consider qualified director nominees recommended by stockholders when such recommendations are submitted in accordance with our bylaws and any applicable law, rule or regulation regarding director nominations. When submitting a nomination for consideration, a stockholder must provide certain information that would be required under applicable SEC rules, including the following minimum information for each director nominee: full name, age and address; principal occupation during the past five years; current directorships on publicly held companies and investment companies; number of shares of Company common stock owned, if any; and, a written consent of the individual to stand for election if nominated by our Board of Directors and to serve if elected by our stockholders.

In evaluating director nominees, the members of the Nominating and Corporate Governance Committee consider the following factors:

•	the appropriate size and composition of our Board of Directors;
•	whether or not the person is an “interested person” of TICC as defined in Section 2(a)(19) of the 1940 Act;
•	the needs of TICC with respect to the particular talents and experience of its directors;

•	the knowledge, skills and experience of nominees in light of prevailing business conditions and the knowledge, skills and experience already possessed by other members of the Board of Directors;
•	familiarity with national and international business matters;
•	experience with accounting rules and practices;
•	appreciation of the relationship of our business to the changing needs of society;
•	the desire to balance the considerable benefit of continuity with the periodic injection of the fresh perspective provided by new members; and
•	all applicable laws, rules, regulations, and listing standards.

The Nominating and Corporate Governance Committee’s goal is to assemble a Board of Directors that brings to TICC a variety of perspectives and skills derived from high quality business and professional experience.

Other than the foregoing there are no stated minimum criteria for director nominees, although the members of the Nominating and Corporate Governance Committee may also consider such other factors as they may deem are in the best interests of TICC and its stockholders. The Nominating and Corporate Governance Committee also believes it appropriate for certain key members of our management to participate as members of the Board of Directors.

The members of the Nominating and Corporate Governance Committee identify nominees by first evaluating the current members of the Board of Directors willing to continue in service. Current members of the Board of Directors with skills and experience that are relevant to our business and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of the Board of Directors with that of obtaining a new perspective. If any member of the Board of Directors does not wish to continue in service or if the Board of Directors decides not to re-nominate a member for re-election, the independent members of the Board of Directors identify the desired skills and experience of a new nominee in light of the criteria above. The entire Board of Directors is polled for suggestions as to individuals meeting the aforementioned criteria. Research may also be performed to identify qualified individuals. To date, neither the Board of Directors nor the Nominating and Corporate Governance Committee has engaged third parties to identify or evaluate or assist in identifying potential nominees although each reserves the right in the future to retain a third party search firm, if necessary.

The Nominating and Corporate Governance Committee has not adopted a formal policy with regard to the consideration of diversity in identifying director nominees. In determining whether to recommend a director nominee, the Nominating and Corporate Governance Committee considers and discusses diversity, among other factors, with a view toward the needs of our Board of Directors as a whole. The Nominating and Corporate Governance Committee generally conceptualizes diversity expansively to include, without limitation, concepts such as race, gender, national origin, differences of viewpoint, professional experience, education, skill and other qualities that contribute to our Board of Directors, when identifying and recommending director nominees. The Nominating and Corporate Governance Committee believes that the inclusion of diversity as one of many factors considered in selecting director nominees is consistent with the Nominating and Corporate Governance Committee’s goal of creating a Board of Directors that best serves the needs of TICC and the interest of its stockholders.

Valuation Committee

The Valuation Committee establishes guidelines and makes recommendations to our Board of Directors regarding the valuation of our loans and investments. Our portfolio investments are generally not publicly traded securities. As a result, there is no readily determinable market value for these securities. Thus, as required by the 1940 Act for such securities, we value these securities at fair value as determined in good faith by our Board of Directors based upon the recommendation of the Valuation Committee. The Valuation Committee is presently composed of three persons: Messrs. Novak and O’Brien and Ms. Pankopf, all of whom are considered independent under the rules of the NASDAQ Global Select Market and are not “interested persons” of TICC Capital Corp. as that term is defined in Section 2(a)(19) of the 1940 Act. After the closing of the Transaction, our Board of Directors may expand the membership on the Valuation Committee. Mr. Novak currently serves as Chairman of the Valuation Committee. The Valuation Committee met on four occasions during 2014.

Compensation Committee

The Compensation Committee operates pursuant to a charter approved by our board of directors. The charter sets forth the responsibilities of the Compensation Committee. The Compensation Committee is responsible for annually reviewing and recommending for approval to our board of directors the Investment Advisory Agreement and the Administration Agreement. In addition, although we do not directly compensate our executive officers currently, to the extent that we do so in the future, the Compensation Committee would also be responsible for reviewing and evaluating their compensation and making recommendations to the board of directors regarding their compensation. Lastly, the Compensation Committee would produce a report on our executive compensation practices and policies for inclusion in our proxy statement if required by applicable proxy rules and regulations and, if applicable, make recommendations to the board of directors on our executive compensation practices and policies. The Compensation Committee has the authority to engage compensation consultants and to delegate their duties and responsibilities to a member or to a subcommittee of the Compensation Committee. The Compensation Committee is presently composed of three persons: Ms. Pankopf and Messrs. Novak and O’Brien, all of whom are considered independent under the rules of the NASDAQ Global Select Market and are not “interested persons” of TICC Capital Corp. as that term is defined in Section 2(a)(19) of the 1940 Act. After the closing of the Transaction, our Board of Directors may expand the membership on the Compensation Committee. Tonia Pankopf serves as Chairman of the Compensation Committee. The Compensation Committee was established in 2014 and did not meet during 2014.

Communication with the Board of Directors

Stockholders with questions about TICC are encouraged to contact our Investor Relations Department. However, if stockholders believe that their questions have not been addressed, they may communicate with our Board of Directors by sending their communications to TICC Capital Corp., c/o Corporate Secretary, 8 Sound Shore Drive, Suite 255, Greenwich, Connecticut 06830. All stockholder communications received in this manner will be delivered to one or more members of our Board of Directors, as appropriate.

Code of Ethics

We have adopted a code of ethics which applies to, among others, our senior officers, including our Chief Executive Officer and our Chief Financial Officer, as well as every officer, director and employee of TICC. Our code can be accessed via our website at http://www.ticc.com. We intend to disclose amendments to or waivers from a required provision of the code on Form 8-K.

Compensation of Directors

The following table sets forth compensation of our directors for the year ended December 31, 2014.

Name	Fees Earned or Paid in Cash(1)	All Other Compensation(2)	Total
Interested Directors
Jonathan H. Cohen	—	—	—
Charles M. Royce	—	—	—
Independent Directors
Steven P. Novak	$114,500	—	$114,500
G. Peter O’Brien	$102,500	—	$102,500
Tonia L. Pankopf	$101,750	—	$101,750

(1)	For a discussion of the independent directors’ compensation, see below.
(2)	We do not maintain a stock or option plan, non-equity incentive plan or pension plan for our directors.

The independent directors receive an annual fee of $75,000. In addition, the independent directors receive $2,000 plus reimbursement of reasonable out-of-pocket expenses incurred in connection with attending each Board of Directors meeting, $1,500 plus reimbursement of reasonable out-of-pocket expenses incurred in connection with attending each Valuation Committee meeting, $1,500 plus reimbursement of reasonable out of-pocket expenses incurred in connection with attending each Audit Committee meeting, $1,000 plus reimbursement of reasonable out of-pocket expenses incurred in connection with attending each Nominating and Corporate Governance Committee meeting and $1,000 plus reimbursement of reasonable out of-pocket expenses incurred in connection with attending each Compensation Committee meeting. The Chairman of the Audit Committee also receives an additional annual fee of $7,500 for his service as chair of the Audit Committee. The Chairman of the Valuation Committee also receives an additional annual fee of $7,500 for his service as chair of the Valuation Committee. The Chairman of the Nominating and Corporate Governance Committee also receives an additional annual fee of $3,000 for his service as chair of the Nominating and Corporate Governance Committee. The Chairman of the Compensation Committee also receives an additional annual fee of $3,000 for her service as chair of the Compensation Committee. No compensation was paid to directors who are interested persons of TICC as defined in the 1940 Act.

Compensation of Chief Executive Officer and Other Executive Officers

None of our officers receive direct compensation from TICC. As a result, we do not engage any compensation consultants. Prior to the Transaction, Mr. Cohen, as our Chief Executive Officer, and Mr. Rosenthal, as our President and Chief Operating Officer, through their ownership interest in BDC Partners, the managing member of TICC Management, were entitled to a portion of any profits earned by TICC Management, which included any fees payable to TICC Management under the terms of our Existing Investment Advisory Agreement, less expenses incurred by TICC Management in performing its services under the Existing Investment Advisory Agreement. Messrs. Cohen and Rosenthal did not receive any additional compensation from TICC Management in connection with the management of our portfolio. Upon the consummation of the Transaction, Mr. Byrne will not receive any direct compensation from TICC due to his position as President of BSP, and instead will be compensated directly by BSP.

Prior to the Transaction, the compensation of Patrick F. Conroy, our Chief Financial Officer and Corporate Secretary, was paid by our administrator, BDC Partners, subject to reimbursement by us of an allocable portion of such compensation for services rendered by Mr. Conroy to TICC. The allocable portion of such compensation that was reimbursed to BDC Partners by us was based on an estimate of the time spent by Mr. Conroy and other administrative personnel in performing their respective duties for us in accordance with the Administration Agreement. For the fiscal year ended December 31, 2014, we accrued approximately $1.9 million for the allocable portion of compensation expenses incurred by BDC Partners on our behalf for our Chief Financial Officer and Corporate Secretary, our Treasurer and Controller, our accounting support staff, and other administrative support staff, pursuant to our Administration Agreement with BDC Partners. Gerald Cummins, our Chief Compliance Officer prior to the Transaction, is a Director of Alaric Compliance Services, LLC, and performs his functions as our Chief Compliance Officer under the terms of an agreement between us and Alaric Compliance Services, LLC.

Upon the consummation of the Transaction, the Existing Administration Agreement will be terminated and the New Administrator will provide administrative services to the Company pursuant to the New Administration Agreement. As a result, employees of BSP or its affiliates will replace the Company’s current Chief Financial Officer and Corporate Secretary, Treasurer and Controller, Chief Compliance Officer, accounting support staff, and other administrative support staff. All such individuals will be compensated directly by BSP and not by the Company, however, the BSP may be reimbursed for its allocable portion of such compensation for services rendered to the Company.

Certain Relationships and Related Transactions

Pre-Transaction Relationships

The following is a summary of certain relationships and related transactions that exist prior to the closing of the Transaction.

We have entered into the Existing Investment Advisory Agreement with TICC Management. TICC Management is controlled by BDC Partners, its managing member. Charles M. Royce holds a minority, non-controlling interest in TICC Management. BDC Partners, as the managing member of TICC Management, manages the business and internal affairs of TICC Management. In addition, BDC Partners provides us with office facilities and administrative services pursuant to the Administration Agreement. Jonathan H. Cohen, our Chief Executive Officer, as well as a director, is the managing member of and controls BDC Partners. Saul B. Rosenthal, our President and Chief Operating Officer, is also the President and Chief Operating Officer of TICC Management and a member of BDC Partners.

Charles M. Royce, a director and the non-executive Chairman of our Board of Directors, has a minority, non-controlling interest in TICC Management, but he does not take part in the management or participate in the operations of TICC Management; however, Mr. Royce has agreed to make himself or certain other portfolio managers available to TICC Management to provide certain consulting services without compensation.

Further, Messrs. Cohen and Rosenthal currently serve as Chief Executive Officer and President, respectively, of Oxford Lane Capital Corp., a non-diversified closed-end management investment company that invests primarily in leveraged corporate loans, and its investment adviser, Oxford Lane Management. BDC Partners provides Oxford Lane Capital Corp. with office facilities and administrative services pursuant to an administration agreement and also serves as the managing member of Oxford Lane Management. In addition, Patrick F. Conroy, the Chief Financial Officer and Corporate Secretary of TICC Management, BDC Partners and TICC, serves in the same capacities for Oxford Lane Capital Corp. and Oxford Lane Management.

BDC Partners has adopted a written policy with respect to the allocation of investment opportunities between us and Oxford Lane Capital Corp. in view of the potential conflicts of interest raised by the relationships described above.

In the ordinary course of business, we may enter into transactions with portfolio companies that may be considered related party transactions. In order to ensure that we do not engage in any prohibited transactions with any persons affiliated with us, we have implemented certain policies and procedures whereby our executive officers screen each of our transactions for any possible affiliations between the proposed portfolio investment, us, companies controlled by us and our employees and directors. We will not enter into any agreements unless and until we are satisfied that doing so will not raise concerns under the 1940 Act or, if such concerns exist, we have taken appropriate actions to seek board review and approval or exemptive relief for such transaction. Our Board of Directors reviews these procedures on an annual basis.

We have also adopted a Code of Ethics which applies to, among others, our senior officers, including our Chief Executive Officer and Chief Financial Officer, as well as all of our officers, directors and employees. Our Code of Ethics requires that all employees and directors avoid any conflict, or the appearance of a conflict, between an individual’s personal interests and our interests. Pursuant to our Code of Ethics, each employee and director must disclose any conflicts of interest, or actions or relationships that might give rise to a conflict, to our Chief Compliance Officer. Our Audit Committee is charged with approving any waivers under our Code of Ethics. As required by the NASDAQ Global Select Market corporate governance listing standards, the Audit Committee of our Board of Directors is also required to review and approve any transactions with related parties (as such term is defined in Item 404 of Regulation S-K).

Post-Transaction Relationships

The following is a summary of certain relationships and related transactions that may exist after the closing of the Transaction.

We will enter into the New Advisory Agreement with the Adviser upon the closing of the Transaction. The Adviser will be a subsidiary of BSP. In addition, an affiliate of BSP will provide us with office facilities and administrative services pursuant to the New Administration Agreement. Thomas J. Gahan, the incoming Chairman of the Board of Directors, is the Chief Executive Officer of BSP. Richard J. Byrne, our incoming Chief Executive Officer and President, is the President BSP.

Upon consummation of the Transaction, the Company will rely on BSP to assist in identifying investment opportunities and making investment recommendations to the Adviser. BSP, its affiliates (including Providence) and their respective members, partners, officers and employees will devote as much of their time to our activities as they deem necessary and appropriate. BSP and its affiliates are not restricted from forming additional investment funds, from entering into other investment advisory relationships or from engaging in other business activities, even though such activities may be in competition with the Company and/or may involve substantial time and resources of BSP or the Adviser. Also, in connection with such business activities, BSP and its affiliates may have existing business relationships or access to material, non-public information that may prevent it from recommending investment opportunities that would otherwise fit within the Company’s investment objectives. All of these factors could be viewed as creating a conflict of interest in that the time and effort of the members of BSP, its affiliates and their officers and employees will not be devoted exclusively to the Company’s business but will be allocated between the Company and the management of the assets of other advisees of BSP and its affiliates.

BSP also acts as sub-advisor to Griffin-Benefit Street Partners BDC Corp., a business development company that is externally-managed by Griffin Capital BDC Advisor, LLC. In June 2015, BSP and its affiliates, including Griffin-Benefit Street Partners BDC Corp. and Griffin Capital BDC Advisor, LLC, received co-investment relief from the SEC, which will allow the Company to co-invest with other BSP affiliated funds (including Griffin-Benefit Street Partners BDC Corp.) in investment opportunities generated at BSP. BSP has developed an allocation policy regarding co-investment by affiliated funds in view of the potential conflicts of interest raised by the relationships described above.

In the ordinary course of business, we may enter into transactions with portfolio companies that may be considered related party transactions. In order to ensure that we do not engage in any prohibited transactions with any persons affiliated with us, we have implemented certain policies and procedures whereby our executive officers screen each of our transactions for any possible affiliations between the proposed portfolio investment, us, companies controlled by us and our employees and directors. We will not enter into any agreements unless and until we are satisfied that doing so will not raise concerns under the 1940 Act or, if such concerns exist, we have taken appropriate actions to seek board review and approval or exemptive relief for such transaction. Our Board of Directors reviews these procedures on an annual basis.

We have also adopted a Code of Ethics which applies to, among others, our senior officers, including our Chief Executive Officer and Chief Financial Officer, as well as all of our officers, directors and employees. Our Code of Ethics requires that all employees and directors avoid any conflict, or the appearance of a conflict, between an individual’s personal interests and our interests. Pursuant to our Code of Ethics, each employee and director must disclose any conflicts of interest, or actions or relationships that might give rise to a conflict, to our Chief Compliance Officer. Our Audit Committee is charged with approving any waivers under our Code of Ethics. As required by the NASDAQ Global Select Market corporate governance listing standards, the Audit Committee of our Board of Directors is also required to review and approve any transactions with related parties (as such term is defined in Item 404 of Regulation S-K).

Section 16(a) Beneficial Ownership Reporting Compliance

Pursuant to Section 16(a) of the Exchange Act, the Company’s directors and executive officers, and any persons holding more than 10% of its common stock, are required to report their beneficial ownership and any changes therein to the SEC and the Company. Specific due dates for those reports have been established, and the Company is required to report herein any failure to file such reports by those due dates. Based solely upon review of Forms 3, 4 and 5 (and amendments thereto) furnished to the Company during or in respect of the year ended December 31, 2014 and written representations from certain reporting persons, we believe that the following director of the Company failed one time to file on a timely basis a report required by Section 16(a) of the Exchange Act during the year ended December 31, 2014: G. Peter O’Brien. We believe that all other Section 16(a) filing requirements applicable to our directors, executive officers, and 10.0% or greater shareholders were satisfied in a timely manner during the year ended December 31, 2014.

PROPOSAL III

ADJOURNMENT OF THE SPECIAL MEETING

The Company’s stockholders may be asked to consider and act upon one or more adjournments of the Special Meeting, if necessary or appropriate, to solicit additional proxies in favor of any or all of the other proposals set forth in this proxy statement.

If a quorum is not present at the Special Meeting, the Company’s stockholders may be asked to vote on the proposal to adjourn the Special Meeting to solicit additional proxies. If a quorum is present at the Special Meeting, but there are not sufficient votes at the time of the Special Meeting to approve the proposals, the Company’s stockholders may also be asked to vote on the proposal to approve the adjournment of the Special Meeting to permit further solicitation of proxies in favor of the other proposals.

If the adjournment proposal is submitted for a vote at the Special Meeting, and if the Company’s stockholders vote to approve the adjournment proposal, the meeting will be adjourned to enable the Board of Directors to solicit additional proxies in favor of the proposals. If the adjournment proposal is approved, and the Special Meeting is adjourned, the Board of Directors will use the additional time to solicit additional proxies in favor of any of the proposals to be presented at the Special Meeting, including the solicitation of proxies from stockholders that have previously voted against the relevant proposal.

The Board of Directors believes that, if the number of shares of the Company’s common stock voting in favor of any of the proposals presented at the Special Meeting is insufficient to approve a proposal, it is in the best interests of the Company’s stockholders to enable the Board of Directors, for a limited period of time, to continue to seek to obtain a sufficient number of additional votes in favor of the proposal. Any signed proxies received by the Company in which no voting instructions are provided on such matter will be voted in favor of an adjournment in these circumstances. The time and place of the adjourned meeting will be announced at the time the adjournment is taken. Any adjournment of the Special Meeting for the purpose of soliciting additional proxies will allow the Company’s stockholders who have already sent in their proxies to revoke them at any time prior to their use at the Special Meeting as adjourned or postponed.

Our Board unanimously recommends a vote “FOR” this proposal.

OTHER BUSINESS

The Board of Directors knows of no other business to be presented for action at the Special Meeting. If any matters do come before the Special Meeting on which action can properly be taken, it is intended that the proxies shall vote in accordance with the judgment of the person or persons exercising the authority conferred by the proxy at the Special Meeting. The submission of a proposal does not guarantee its inclusion in the Company’s proxy statement or presentation at the Special Meeting unless certain securities law requirements are met.

AVAILABLE INFORMATION

THE COMPANY WILL FURNISH, WITHOUT CHARGE, A COPY OF ITS MOST RECENT ANNUAL REPORT AND THE MOST RECENT QUARTERLY REPORT SUCCEEDING THE ANNUAL REPORT, IF ANY, TO ANY STOCKHOLDER UPON REQUEST. REQUESTS SHOULD BE DIRECTED TO THE COMPANY AT 8 SOUND SHORE DRIVE, SUITE 255, GREENWICH, CONNECTICUT 06830 (TELEPHONE NUMBER 203-983-5275) OR [    ], THE COMPANY’S PROXY SOLICITOR (TELEPHONE NUMBER [    ]).

We are required to file with or submit to the SEC annual, quarterly and current periodic reports, proxy statements and other information meeting the informational requirements of the Exchange Act. You may inspect and copy these reports, proxy statements and other information at the Public Reference Room of the SEC at 100 F Street, NE, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements and other information filed electronically by us with the SEC which are available on the SEC’s website at http://www.sec.gov. Copies of these reports, proxy and information statements and other information may be obtained, after paying a duplicating fee, by electronic request at the following e-mail address: publicinfo@sec.gov, or by writing to the SEC’s Public Reference Section, Washington, D.C. 20549. This information will also be available free of charge by contacting us at TICC Capital Corp., 8 Sound Shore Drive, Suite 255, Greenwich, CT 06830 or by telephone at (203) 983-5275 or on our website at http://www.ticc.com.

SUBMISSION OF STOCKHOLDER PROPOSALS

The Company expects that the 2016 Annual Meeting of Stockholders will be held in June 2016, but the exact date, time, and location of such meeting have yet to be determined. A stockholder who intends to present a proposal at the 2016 Annual Meeting of Stockholders must submit the proposal in writing to the Company at its business address, and the Company must receive the proposal no later than January 5, 2016, in order for the proposal to be considered for inclusion in the Company’s proxy statement for that meeting. The submission of a proposal does not guarantee its inclusion in the Company’s proxy statement or presentation at the meeting.

For any proposal that is not submitted for inclusion in next year’s proxy statement (as described in the preceding paragraph) but is instead sought to be presented directly at the 2016 Annual Meeting of Stockholders, SEC rules permit management to vote proxies in its discretion if (a) the Company receives notice of the proposal before the close of business on March 20, 2016 and advises stockholders in next year’s proxy statement about the nature of the matter and how management intends to vote on such matter, or (b) does not receive notice of the proposal prior to the close of business on March 20, 2016.

Notices of intention to present proposals at the 2016 Annual Meeting of Stockholders should be addressed to Corporate Secretary, TICC Capital Corp., 8 Sound Shore Drive, Suite 255, Greenwich, Connecticut 06830. The Company reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

You are cordially invited to attend the Special Meeting of stockholders in person. Whether or not you plan to attend the Special Meeting, you are requested to complete, date, sign and promptly return the accompanying proxy card in the enclosed postage-paid envelope, or to vote by telephone or through the Internet.

By Order of the Board of Directors

Saul B. Rosenthal
President

Greenwich, Connecticut
[           ], 2015

PRIVACY NOTICE

We are committed to protecting your privacy. This privacy notice, which is required by federal law, explains privacy policies of TICC Capital Corp. and its affiliated companies. This notice supersedes any other privacy notice you may have received from TICC Capital Corp., and its terms apply both to our current stockholders and to former stockholders as well.

We will safeguard, according to strict standards of security and confidentiality, all information we receive about you. With regard to this information, we maintain procedural safeguards that comply with federal standards.

Our goal is to limit the collection and use of information about you. When you purchase shares of our common stock, our transfer agent collects personal information about you, such as your name, address, social security number or tax identification number.

This information is used only so that we can send you annual reports, proxy statements and other information required by law, and to send you information we believe may be of interest to you.

We do not share such information with any non-affiliated third party except as described below.

•	It is our policy that only authorized employees of our investment adviser, TICC Management, LLC, who need to know your personal information will have access to it.
•	We may disclose stockholder-related information to companies that provide services on our behalf, such as record keeping, processing your trades, and mailing you information. These companies are required to protect your information and use it solely for the purpose for which they received it.
•	If required by law, we may disclose stockholder-related information in accordance with a court order or at the request of government regulators. Only that information required by law, subpoena, or court order will be disclosed.

APPENDIX A

INVESTMENT ADVISORY AGREEMENT

BETWEEN

[BDC]

AND

[NEWCO]

Agreement made this [  ] day of [           ], 2015, by and between [BDC], a [    ] corporation (the “Corporation”), and NEWCO, a [    ] limited liability company (the “Adviser”).

WHEREAS, the Corporation is a specialty finance company that has elected to become a business development company under the Investment Company Act of 1940 (the “Investment Company Act”);

WHEREAS, the Adviser is an investment adviser that has registered under the Investment Advisers Act of 1940 (the “Advisers Act”); and

WHEREAS, the Corporation desires to retain the Adviser to furnish investment advisory services to the Corporation on the terms and conditions hereinafter set forth, and the Adviser wishes to be retained to provide such services.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the parties hereby agree as follows:

1. Duties of the Adviser.

(a) The Corporation hereby employs the Adviser to act as the investment adviser to the Corporation and to manage the investment and reinvestment of the assets of the Corporation, subject to the supervision of the Board of Directors of the Corporation, for the period and upon the terms herein set forth, (i) in accordance with the investment objective, policies and restrictions that are set forth in the Corporation’s Registration Statement on Form N-2, as amended from time to time (as amended, the “Registration Statement”), (ii) in accordance with the Investment Company Act, subsequent to the time that the Corporation becomes a business development company, and (iii) during the term of this Agreement in accordance with all other applicable federal and state laws, rules and regulations, and the Corporation’s charter and by-laws. Without limiting the generality of the foregoing, the Adviser shall, during the term and subject to the provisions of this Agreement, (i) determine the composition of the portfolio of the Corporation, the nature and timing of the changes therein and the manner of implementing such changes; (ii) identify, evaluate and negotiate the structure of the investments made by the Corporation; (iii) close, monitor and service the Corporation’s investments; (iv) determine the securities and other assets that the Corporation will purchase, retain, or sell; and (v) provide the Corporation with such other investment advisory, research and related services as the Corporation may, from time to time, reasonably require for the investment of its funds. The Adviser shall have the power and authority on behalf of the Corporation to effectuate its investment decisions for the Corporation, including the execution and delivery of all documents relating to the Corporation’s investments and the placing of orders for other purchase or sale transactions on behalf of the Corporation. In the event that the Corporation determines to acquire debt financing, the Adviser will arrange for such financing on the Corporation’s behalf, subject to the oversight and approval of the Corporation’s Board of Directors.

(b) The Adviser hereby accepts such employment and agrees during the term hereof to render the services described herein for the compensation provided herein.

(c) The Adviser is hereby authorized to enter into one or more sub-advisory agreements with other investment advisers (each, a “Sub-Adviser”) pursuant to which the Adviser may obtain the services of the Sub-Adviser(s) to assist the Adviser in fulfilling its responsibilities hereunder. Specifically, the Adviser may retain a Sub-Adviser to recommend specific securities or other investments based upon the Corporation’s investment objective and policies, and work, along with the Adviser, in structuring, negotiating, arranging or effecting the acquisition or disposition of such investments and monitoring investments on behalf of the

Corporation, subject to the oversight of the Adviser and the Corporation. The Adviser or [    ], the managing member of the Adviser, and not the Corporation, shall be responsible for any compensation payable to any Sub-Adviser. Any sub-advisory agreement entered into by the Adviser shall be in accordance with the requirements of the Investment Company Act and other applicable federal and state law.

(d) The Adviser shall for all purposes herein provided be deemed to be an independent contractor and, except as expressly provided or authorized herein, shall have no authority to act for or represent the Corporation in any way or otherwise be deemed an agent of the Corporation.

(e) The Adviser shall keep and preserve for the period required by the Investment Company Act any books and records relevant to the provision of its investment advisory services to the Corporation and shall specifically maintain all books and records with respect to the Corporation’s portfolio transactions and shall render to the Corporation’s Board of Directors such periodic and special reports as the Board may reasonably request. The Adviser agrees that all records that it maintains for the Corporation are the property of the Corporation and will surrender promptly to the Corporation any such records upon the Corporation’s request, provided that the Adviser may retain a copy of such records.

2. Corporation’s Responsibilities and Expenses Payable by the Corporation.  All personnel of the Adviser, when and to the extent engaged in providing investment advisory services hereunder, and the compensation and expenses of such personnel allocable to such services, will be provided and paid for by the Adviser or by [    ], as managing member of the Adviser, and not by the Corporation. The Corporation shall be responsible for all other costs and expenses of its operations and transactions, including (without limitation) those relating to: organization and offering; calculating the Corporation’s net asset value; effecting sales and repurchases of shares of the Corporation’s common stock and other securities; investment advisory fees; fees payable to third parties relating to, or associated with, making investments (in each case subject to approval of the Corporation’s Board of Directors); transfer agent and custodial fees; federal and state registration fees; all costs of registration and listing the Corporation’s shares on any securities exchange; federal, state and local taxes; independent Directors’ fees and expenses; costs of proxy statements, stockholders’ reports and notices; fidelity bond, directors and officers/errors and omissions liability insurance, and any other insurance premiums; direct costs such as printing, mailing, long distance telephone, staff, independent auditors and outside legal costs; and all other expenses incurred by the Corporation or Benefit Street Partners L.L.C. in connection with administering the Corporation’s business, including payments under the Administration Agreement between the Corporation and Benefit Street Partners L.L.C. based upon the Corporation’s allocable portion of Benefit Street Partners L.L.C.’s overhead in performing its obligations under the Administration Agreement, including rent.

3. Compensation of the Adviser.  The Corporation agrees to pay to the Adviser, and the Adviser agrees to accept as compensation for the services provided by the Adviser hereunder, a base management fee (“Base Management Fee”) and an incentive fee (“Incentive Fee”) as hereinafter set forth. The Adviser may agree to temporarily or permanently waive, in whole or in part, the Base Management Fee and/or the Incentive Fee.

(a) The Base Management Fee shall be calculated at an annual rate of 2.00%. The Base Management Fee will be payable quarterly in arrears, and will be calculated based on the average value of the Corporation’s gross assets at the end of the two most recently completed calendar quarters, and adjusted pro rata for any share issuances, debt issuances, repurchases or redemptions during the current calendar quarter. Base Management Fees for any partial month or quarter will be pro rated.

(b) The Incentive Fee shall consist of two parts, as follows:

(i)	One part will be calculated and payable quarterly in arrears based on the pre-Incentive Fee net investment income for the immediately preceding calendar quarter. For this purpose, pre-Incentive Fee net investment income means interest income, dividend income and any other income earned by the Corporation during the calendar quarter, minus the Corporation’s operating expenses for the quarter (including the Base Management Fee and any interest expense and dividends paid on any issued and outstanding preferred stock, but excluding the Incentive Fee). Pre-Incentive Fee net investment income includes any consulting or other fees that the Corporation receives from portfolio companies, but does not include any net realized capital gains. Pre-Incentive Fee net investment income, expressed as a rate of return on the value of the Corporation’s net assets at the end of the immediately preceding calendar quarter, will be compared to one-fourth of an applicable annual “hurdle rate.” The Adviser will be entitled to 20% of the excess (if any) of the Corporation’s pre-Incentive Fee net investment income for the quarter over one-fourth of the applicable annual hurdle rate. The annual hurdle rate will initially be 6.65%. For each calendar year, commencing on or after January 1, 2016, the annual hurdle rate will be determined as of the immediately preceding December 31st by adding 5% to the interest rate then payable on the most recently issued five-year U.S. Treasury Notes, up to a maximum annual hurdle rate of 10%. The calculations will be appropriately pro rated for any period of less than three months and adjusted for any share issuances, redemptions or repurchases during the current quarter.
(ii)	The second part of the Incentive Fee (the “Capital Gains Fee”) will be determined and payable in arrears as of the end of each calendar year (or upon termination of this Agreement as set forth below), commencing on December 31, 2015, and will equal 20.0% of the Corporation’s net realized capital gains for the calendar year less any unrealized capital losses at the end of such year. In the event that this Agreement shall terminate as of a date that is not a calendar year end, the termination date shall be treated as though it were a calendar year end for purposes of calculating and paying a Capital Gains Fee.

4. Covenants of the Adviser.  The Adviser covenants that it will register as an investment adviser under the Advisers Act prior to the Corporation’s election to become a business development company. The Adviser agrees that its activities will at all times be in compliance in all material respects with all applicable federal and state laws governing its operations and investments.

5. Excess Brokerage Commissions.  The Adviser is hereby authorized, to the fullest extent now or hereafter permitted by law, to cause the Corporation to pay a member of a national securities exchange, broker or dealer an amount of commission for effecting a securities transaction in excess of the amount of commission another member of such exchange, broker or dealer would have charged for effecting that transaction, if the Adviser determines in good faith, taking into account such factors as price (including the applicable brokerage commission or dealer spread), size of order, difficulty of execution, and operational facilities of the firm and the firm’s risk and skill in positioning blocks of securities, that such amount of commission is reasonable in relation to the value of the brokerage and/or research services provided by such member, broker or dealer, viewed in terms of either that particular transaction or its overall responsibilities with respect to the Corporation’s portfolio, and constitutes the best net results for the Corporation.

6. Limitations on the Employment of the Adviser.  The services of the Adviser to the Corporation are not exclusive, and the Adviser may engage in any other business or render similar or different services to others so long as its services to the Corporation hereunder are not impaired thereby, and nothing in this Agreement shall limit or restrict the right of any manager, officer or employee of the Adviser to engage in any other business or to devote his or her time and attention in part to any other business, whether of a similar or dissimilar nature. So long as this Agreement or any extension, renewal or amendment remains in effect, the Adviser shall be the only investment adviser for the Corporation, subject to the Adviser’s right to enter into sub-advisory agreements. The Adviser assumes no responsibility under this Agreement other than to render the services called for hereunder. It is understood that directors, officers, employees and stockholders of the Corporation are or may become interested in the Adviser and its affiliates, as directors, officers, employees, partners, stockholders, members, managers or otherwise, and that the Adviser and directors, officers, employees, partners, stockholders, members and managers of the Adviser and its affiliates are or may become similarly interested in the Corporation as stockholders or otherwise.

7. Responsibility of Dual Directors, Officers and/or Employees.  If any person who is a manager, officer or employee of the Adviser or its managing member is or becomes a director, officer and/or employee of the Corporation and acts as such in any business of the Corporation, then such manager, officer and/or employee of the Adviser or its managing member shall be deemed to be acting in such capacity solely for the Corporation, and not as a manager, officer or employee of the Adviser or its managing member or under the control or direction of the Adviser or its managing member, although paid by [    ] as managing member of the Adviser.

8. Limitation of Liability of the Adviser; Indemnification.  The Adviser (and its officers, managers, agents, employees, controlling persons, members and any other person or entity affiliated with the Adviser, including without limitation [    ]) shall not be liable to the Corporation for any action taken or omitted to be taken by the Adviser in connection with the performance of any of its duties or obligations under this Agreement or otherwise as an investment adviser of the Corporation, except to the extent specified in Section 36(b) of the Investment Company Act concerning loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services, and the Corporation shall indemnify the Adviser (and its officers, managers, agents, employees, controlling persons, members and any other person or entity affiliated with the Adviser, including without limitation [    ]) (collectively, the “Indemnified Parties”) and hold them harmless from and against all damages, liabilities, costs and expenses (including reasonable attorneys’ fees and amounts reasonably paid in settlement) incurred by the Indemnified Parties in or by reason of any pending, threatened or completed action, suit, investigation or other proceeding (including an action or suit by or in the right of the Corporation or its security holders) arising out of or otherwise based upon the performance of any of the Adviser’s duties or obligations under this Agreement or otherwise as an investment adviser of the Corporation. Notwithstanding the preceding sentence of this Paragraph 8 to the contrary, nothing contained herein shall protect or be deemed to protect the Indemnified Parties against or entitle or be deemed to entitle the Indemnified Parties to indemnification in respect of, any liability to the Corporation or its security holders to which the Indemnified Parties would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of the Adviser’s duties or by reason of the reckless disregard of the Adviser’s duties and obligations under this Agreement.

9. Effectiveness, Duration and Termination of Agreement.  This Agreement shall become effective as of the date above written. This Agreement shall remain in effect for two years, and thereafter shall continue automatically for successive annual periods, provided that such continuance is specifically approved at least annually by (a) the vote of the Corporation’s Board of Directors, or by the vote of a majority of the outstanding voting securities of the Corporation and (b) the vote of a majority of the Corporation’s Directors who are not parties to this Agreement or “interested persons” (as such term is defined in Section 2(a)(19) of the Investment Company Act) of any such party, in accordance with the requirements of the Investment Company Act. This Agreement may be terminated at any time, without the payment of any penalty, upon 60 days’ written notice, by the vote of a majority of the outstanding voting securities of the Corporation, or by the vote of the Corporation’s Directors or by the Adviser. This Agreement will automatically terminate in the event of its “assignment” (as such term is defined for purposes of Section 15(a)(4) of the Investment Company Act). The provisions of Paragraph 8 of this Agreement shall remain in full force and effect, and the Adviser shall remain entitled to the benefits thereof, notwithstanding any termination of this Agreement.

10. Notices.  Any notice under this Agreement shall be given in writing, addressed and delivered or mailed, postage prepaid, to the other party at its principal office.

11. Amendments.  This Agreement may be amended by mutual consent, but the consent of the Corporation must be obtained in conformity with the requirements of the Investment Company Act.

12. Entire Agreement; Governing Law.  This Agreement contains the entire agreement of the parties and supersedes all prior agreements, understandings and arrangements with respect to the subject matter hereof. This Agreement shall be construed in accordance with the laws of the State of New York and the applicable provisions of the Investment Company Act. To the extent the applicable laws of the State of New York, or any of the provisions herein, conflict with the provisions of the Investment Company Act, the latter shall control.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the date above written.

[BDC]

By:

[NEWCO]

By: [    ], its managing member

By:

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

TICC CAPITAL CORP.

FOR THE SPECIAL MEETING OF STOCKHOLDERS

[           ], 2015

The undersigned stockholder of TICC Capital Corp. (the “Company”) acknowledges receipt of the Notice of Special Meeting of Stockholders of the Company and hereby appoints Jonathan H. Cohen and Saul B. Rosenthal, and each of them, and each with full power of substitution, to act as attorneys and proxies for the undersigned to vote all the shares of common stock of the Company which the undersigned is entitled to vote at the Special Meeting of Stockholders of the Company to be held at the Company’s corporate headquarters located at 8 Sound Shore Drive, Suite 255, Greenwich, Connecticut 06830 on [           ], 2015, at [    ] a.m., Eastern Time, and at all postponements or adjournments thereof, as indicated on this proxy.

THIS PROXY IS REVOCABLE AND WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED BELOW; where no choice is specified, it will be voted FOR Proposals 1, 2 and 3, and in the discretion of the proxies with respect to matters described in Proposal 4.

Please vote, sign and date this proxy on the reverse side and return it promptly in the enclosed envelope.

(CONTINUED ON REVERSE SIDE)

SPECIAL MEETING OF STOCKHOLDERS
TICC CAPITAL CORP.
[           ], 2015

VOTE BY INTERNET — www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by TICC Capital Corp. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years.

VOTE BY PHONE — 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage paid envelope we have provided or return it to TICC Capital Corp., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

PLEASE DATE, SIGN AND MAIL YOUR PROXY CARD
IN THE ENVELOPE PROVIDED AS SOON AS POSSIBLE

Please Detach and Mail in the Envelope Provided

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2 AND 3.

1. To approve a New Advisory Agreement between TICC Capital Corp. and TICC Management, LLC, to take effect upon a change of control of TICC Management, LLC in connection with the Transaction as defined in the Proxy Statement.	FOR	AGAINST	ABSTAIN
	☐	☐	☐
2. The election of the following persons (except as marked to the contrary) as a director, each of whom will serve as director of TICC Capital Corp. for the terms specified in the attached Proxy Statement.	FOR	WITHHOLD AUTHORITY	Nominee:
	☐	☐	Dennis M. Schaney
	☐	☐	Lee S. Hillman
	☐	☐	Ronald J. Kramer
	☐	☐	Gary Katcher
3. To approve the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies.	FOR	AGAINST	ABSTAIN
	☐	☐	☐

4. To vote upon such other business as may properly come before the Special Meeting or any postponement or adjournment thereof.

IMPORTANT: Please sign your names exactly as shown hereon and date your proxy in the blank provided. For joint accounts, each joint owner should sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. If the signer is a corporation or partnership, please sign in full corporate or partnership name by a duly authorized officer or partner.

SIGNATURE	DATE	SIGNATURE	DATE
IF HELD JOINTLY